Exhibit 10.80

CONFIDENTIAL & PROPRIETARY
EXECUTION COPY

This limited partnership is the general partner of Apollo Special Situations Fund, L.P. and its parallel funds, if any, and earns the “carried interest” on ASSF profits.

Apollo Special Situations Advisors, L.P.

Amended and Restated
Limited Partnership Agreement

Dated February 15, 2017 and effective as of March 18, 2016

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS1
ARTICLE II FORMATION AND ORGANIZATION11
Section 2.1Formation    11
Section 2.2Name    11
Section 2.3Offices    11
Section 2.4Term of Partnership    11
Section 2.5Purpose of the Partnership    12
Section 2.6Actions by Partnership    12
Section 2.7Admission of Limited Partners    12
Section 2.8Points; Plan Years    12
ARTICLE III CAPITAL14
Section 3.1Contributions to Capital    14
Section 3.2Rights of Partners in Capital    14
Section 3.3Capital Accounts    15
Section 3.4Allocation of Profit and Loss    16
Section 3.5Tax Allocations    17
Section 3.6Reserves; Adjustments for Certain Future Events    17
Section 3.7Finality and Binding Effect of General Partner’s Determinations    18
Section 3.8AEOI    19
Section 3.9Alternative GP Vehicles    20

ARTICLE IV DISTRIBUTIONS20
Section 4.1Distributions    20
Section 4.2Retained Amounts    22
Section 4.3Withholding of Certain Amounts    22
Section 4.4Limitation on Distributions    23
Section 4.5Distributions in Excess of Basis    23
ARTICLE V MANAGEMENT24
Section 5.1Rights and Powers of the General Partner    24
Section 5.2Delegation of Duties    25
Section 5.3Transactions with Affiliates    26
Section 5.4Expenses    27
Section 5.5Rights of Limited Partners    27
Section 5.6Other Activities of General Partner    27
Section 5.7Duty of Care; Indemnification    27
ARTICLE VI ADMISSIONS, TRANSFERS AND WITHDRAWALS29
Section 6.1Admission of Additional Limited Partners; Effect on Points    29
Section 6.2Admission of Additional General Partner    29
Section 6.3Transfer of Interests of Limited Partners    29
Section 6.4Withdrawal of Partners    31
Section 6.5Pledges    31
ARTICLE VII ALLOCATION OF POINTS; ADJUSTMENTS OF POINTS AND RETIREMENT OF PARTNERS33

Section 7.1Allocation of Points    33
Section 7.2Retirement of Partner    34
Section 7.3Effect of Retirement on Points    35
ARTICLE VIII DISSOLUTION AND LIQUIDATION35
Section 8.1Dissolution and Liquidation of Partnership    35
ARTICLE IX GENERAL PROVISIONS36
Section 9.1Restrictive Covenants of Limited Partners    36
Section 9.2Strategic Partnership Carried Interest related to the Fund    37
Section 9.3Amendment of Partnership Agreement and Co-Investors (A) Partnership Agreement    37
Section 9.4Special Power-of-Attorney    39
Section 9.5Good Faith; Discretion    41
Section 9.6Notices    41
Section 9.7Agreement Binding Upon Successors and Assigns    41
Section 9.8Merger, Consolidation, Etc.    41
Section 9.9Governing Law; Dispute Resolution    42
Section 9.10Termination of Right of Action    43
Section 9.11Not for Benefit of Creditors    43
Section 9.12Reports    43
Section 9.13Filings    44
Section 9.14Headings, Gender, Etc.    44
Section 9.15Corporate Clawback    44

APOLLO SPECIAL SITUATIONS ADVISORS, L.P.
A Delaware Limited Partnership
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of APOLLO SPECIAL SITUATIONS ADVISORS, L.P. dated February 15, 2017 and effective as of March 18, 2016, by and among Apollo Special Situations Advisors GP, LLC, a Delaware limited liability company, as the sole general partner, and the persons whose names and addresses are set forth in the Schedule of Partners under the caption “Limited Partners” as the limited partners.
W I T N E S S E T H :
WHEREAS, on February 23, 2016, Apollo Special Situations Management, L.P. filed with the Secretary of State of the State of Delaware a Certificate of Limited Partnership to form Apollo Special Situations Advisors, L.P. as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, pursuant to an agreement among Apollo Special Situations Advisors GP, LLC, as sole general partner, and APH Holdings, L.P., as initial limited partner (the “Original Agreement”); and
WHEREAS, the parties wish to amend and restate the Original Agreement in its entirety.
NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS
Capitalized terms used but not otherwise defined herein have the following meanings:
“Account Points” has the meaning ascribed to that term in Section 2.8(a)(i).
“Act” means the Delaware Revised Uniform Limited Partnership Act, as in effect on the date hereof and as amended from time to time, or any successor law.
“AEOI” means (a) legislation known as the U.S. Foreign Account Tax Compliance Act, sections 1471 through 1474 of the Code and any associated legislation, regulations (whether proposed, temporary or final) or guidance, any applicable intergovernmental agreement and related statutes, regulations or rules, and other guidance thereunder, (b) any other similar legislation, regulations, or guidance enacted in any other jurisdiction which seeks to implement similar financial account information reporting and/or withholding tax regimes, including the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters – the Common Reporting Standard and any associated guidance, (c) any other intergovernmental agreement, treaty, regulation, guidance, standard or other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in clauses (a) and (b) of this definition, and (d) any legislation, regulations or guidance in any jurisdiction that give effect to the matters outlined in the preceding clauses of this definition.
“Administrative Committee” means a committee of the General Partner initially composed of Marc Becker, Scott Kleinman, Jim Zelter, Sanjay Patel and Lisa Bernstein and any successor, substitute or additional member appointed thereto.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Except as the context otherwise requires, the term “Affiliate” in relation to AGM includes each collective investment fund and account sponsored, managed or advised by AGM or its affiliated asset management entities, but, in each case, does not include Portfolio Companies except with respect to Bad Acts and the Restrictive Covenants.
“AGM” means Apollo Global Management, LLC, a Delaware limited liability company.
“Agreement” means this Amended and Restated Limited Partnership Agreement, as amended or supplemented from time to time.
“Alternative GP Vehicle” has the meaning ascribed to that term in Section 3.9.
“APH” means (a) APH Holdings, L.P., a Cayman Islands exempted limited partnership, and (b) any other entity formed by AGM or its Affiliates that holds Points, in its capacity as a Limited Partner, for the benefit (directly or indirectly) of (i) AGM, (ii) AP Professional Holdings,

L.P., a Cayman Islands exempted limited partnership, or (iii) employees or other service providers of AGM Affiliates, in its capacity as a Limited Partner.
“Applicable Tax Representative” means, with respect to a tax matter, the General Partner, the Tax Matters Partner or the Partnership Representative (each in its capacity as such), as applicable.
“ASSF” means Apollo Special Situations Fund, L.P., a limited partnership formed under the Act.
“Bad Act” means a Limited Partner’s:
(a)    commission of an intentional violation of a material law or regulation in connection with any transaction involving the purchase, sale, loan, pledge or other disposition of, or the rendering of investment advice with respect to, any security, asset, futures or forward contract, insurance contract, debt instrument or currency, in each case, that has a significant adverse effect on the Limited Partner’s ability to perform his or her services to AGM or any of its Affiliates;
(b)    commission of an intentional and material breach of a material provision of a written AGM Code of Conduct (other than any AGM Code of Conduct adopted after the date of such Limited Partner’s admission to the Partnership with the primary purpose of creating or finding “Bad Acts”);
(c)    commission of intentional misconduct in connection with the performance by the Limited Partner of his or her services for AGM or any of its Affiliates;
(d)    commission of any misconduct that, individually or in the aggregate, has caused or substantially contributed to, or is reasonably likely to cause or substantially contribute to, material economic or reputational harm to AGM or any of its Affiliates (excluding any mistake of judgment made in good faith with respect to a portfolio investment or account managed by AGM or its Affiliates, or a communication made to the principals or other partners, in a professional manner, of a good faith disagreement with a proposed action by AGM or any of its Affiliates);
(e)    conviction of a felony or plea of no contest to a felony charge, in each case if such felony relates to AGM or any of its Affiliates;
(f)    fraud in connection with the performance by the Limited Partner of his or her services for AGM or any of its Affiliates; or
(g)    embezzlement from AGM or any of its Affiliates or interest holders;

provided, that
(i)    with respect to the items set forth in clauses (b) and (d), the Limited Partner has failed to cure within fifteen Business Days after notice thereof, to the extent such occurrence is susceptible to cure, and
(ii)    during the pendency of any felony charge under clause (e), AGM and its Affiliates may suspend payment of any distributions in respect of the Limited Partner’s Points, and if (A) the Limited Partner is later acquitted or otherwise exonerated from such charge, or (B) the employment or service of such Limited Partner with AGM or its applicable Affiliate does not terminate, then (1) AGM or its applicable Affiliate shall pay to the Limited Partner all such accrued but unpaid distributions with respect to vested Points, with interest calculated from the date such distributions were suspended at the prime lending rate in effect on the date of such suspension, and (2) throughout the period of suspension (or until the date of termination of employment or service, if earlier), distributions with respect to unvested Points shall continue to accrue, and Points shall continue to vest, in accordance with the terms and conditions set forth herein.
“BBA Audit Rules” means Subchapter C of Chapter 63 of the Code (sections 6221 through 6241 of the Code), as enacted by the United States Bipartisan Budget Act of 2015, Pub. L. No. 114-74, as amended from time to time, and the Treasury Regulations (whether proposed, temporary or final), including any subsequent amendments and administrative guidance, promulgated thereunder (or which may be promulgated in the future), together with any similar United States state, local or non-U.S. law.
“Book-Tax Difference” means the difference between the Carrying Value of a Partnership asset and its adjusted tax basis for United States federal income tax purposes, as determined at the time of any of the events described in the definition of Carrying Value, which for purposes of this Agreement shall include any accrued income in respect of securities contributed to or held (directly or indirectly) by the Partnership as of the date of any such event. The General Partner shall maintain an account in the name of each Limited Partner from whom or from which any Points are reallocated to a Newly-Admitted Limited Partner that reflects such Limited Partner’s share of any Book-Tax Difference.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
“Capital Account” means, with respect to each Partner, the capital account established and maintained on behalf of such Partner as described in Section 3.3.
“Capital Loss” means, for each Fund with respect to any Fiscal Year, the portion of any Net Loss and any Portfolio Investment Loss allocable to the Partnership, but only to the extent such allocation is made by such Fund to the Partnership in proportion to the Partnership’s capital contribution to such Fund, as determined pursuant to the Fund LP Agreement.

“Capital Profit” means, for each Fund with respect to any Fiscal Year, the portion of any Net Income and any Portfolio Investment Gain allocable to the Partnership, but only to the extent such allocation is made by such Fund to the Partnership in proportion to the Partnership’s capital contribution to such Fund, as determined pursuant to the Fund LP Agreement.
“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for United States federal income tax purposes, except that the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Treasury Regulations section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any interests in the Partnership by any new Partner or of any additional interests by any existing Partner in exchange for more than a de minimis capital contribution; (b) the date of the distribution of more than a de minimis amount of any Partnership asset to a Partner, including cash as consideration for an interest in the Partnership; (c) the date of the grant of more than a de minimis profits interest in the Partnership as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner, or by a new Partner acting in his capacity as a Partner or in anticipation of becoming a Partner; or (d) the liquidation of the Partnership within the meaning of Treasury Regulations section 1.704-l(b)(2)(ii)(g); provided, that any adjustment pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value (as determined by the General Partner). The Carrying Value of any asset contributed by a Partner to the Partnership shall be the fair market value (as determined by the General Partner) of the asset at the date of its contribution.
“Catch Up Amount” means the product derived by multiplying (a) the amount of any Book-Tax Difference arising on the admission to the Partnership of a Newly-Admitted Limited Partner by (b) the percentage derived by dividing the number of Points issued to the Newly-Admitted Limited Partner, by the aggregate number of Points on the date the Newly-Admitted Limited Partner is admitted to the Partnership. The General Partner shall maintain an account in the name of each Newly-Admitted Limited Partner that reflects such Limited Partner’s Catch Up Amount, which shall be adjusted as necessary to reflect any subsequent reduction in such Book-Tax Difference corresponding to any subsequent negative adjustments to the Carrying Value of the Partnership’s assets that relate to such Book-Tax Difference, and which may be further adjusted to the extent the General Partner determines in its sole discretion is necessary to cause the Catch Up Amount to be equal to the amount necessary to provide such Limited Partner with a requisite share of Partnership capital based on such Limited Partner’s Points in accordance with the terms of this Agreement and such Limited Partner’s Points Award Memo.
“Certificate” means the Certificate of Limited Partnership of the Partnership and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.
“Clawback Payment” means any payment required to be made by the Partnership to any Fund pursuant to section 10.3 of the Fund LP Agreement of ASSF or its equivalent in the Fund LP Agreement of any other Fund.

“Clawback Share” means, as of the time of determination, with respect to any Limited Partner and any Clawback Payment, a portion of such Clawback Payment equal to (a) the cumulative amount distributed to such Limited Partner of Operating Profit attributable to the Portfolio Investments determined by the General Partner to give rise to the Clawback Payment, divided by (b) the cumulative amount so distributed to all Partners with respect to such Operating Profit attributable to such Fund.
“Co-Investors (A)” means Apollo Special Situations Co-Investors (A), L.P., a Delaware limited partnership.
“Co-Investors (A) Partnership Agreement” means the amended and restated limited partnership agreement of Co-Investors (A), as amended from time to time.
“Code” means the United States Internal Revenue Code of 1986, as amended and as hereafter amended, or any successor law.
“Covered Person” has the meaning ascribed to that term in Section 5.7.
“DEUCC” has the meaning ascribed to that term in Section 6.5(c).
“Disability” has the meaning ascribed to that term in the AGM 2007 Omnibus Equity Incentive Plan.
“Discretionary Points” has the meaning ascribed to that term in Section 2.8(a)(ii).
“Escrow Account” has the meaning ascribed to that term in the Fund LP Agreement of ASSF or its equivalent in the Fund LP Agreement of any other Fund.
“Execution Page” means the counterpart signature document so titled, pursuant to which the Limited Partners, other than APH, have agreed to become party to each of this Agreement and the Co-Investors (A) Partnership Agreement.
“Executive Committee” means the Executive Committee of the Board of Managers of AGM as in effect from time to time.
“Final Adjudication” has the meaning ascribed to that term in Section 5.7.
“Final Distribution” has the meaning ascribed to that term in the Fund LP Agreement of ASSF or its equivalent in the Fund LP Agreement of any other Fund.
“Fiscal Year” means, with respect to a year, the period commencing on January 1 of such year and ending on December 31 of such year (or on the date of a final distribution pursuant to Section 8.1(a), unless the General Partner shall elect another fiscal year for the Partnership which is a permissible taxable year under the Code.

“Founder Partner” means each of Leon Black, Joshua Harris, Marc Rowan and any Limited Partner that holds Points by reason of being a Related Party of one of the foregoing individuals.
“Fund” means each of ASSF and each “Parallel Fund” within the meaning of the Fund LP Agreement of ASSF. Such term also includes each alternative investment vehicle of ASSF, and/or any such Parallel Fund and/or managed account, “fund of one” or other similar product that invests alongside ASSF in the ordinary course (for the avoidance of doubt, excluding any other investment fund sponsored by AGM or its Affiliates and investing alongside ASSF on a one-off basis), to the extent the context so requires. As of March 18, 2016, the “Fund” refers to ASSF.
“Fund General Partner” means the Partnership in its capacity as a general partner of any of the Funds pursuant to the Fund LP Agreements.
“Fund LP Agreement” means the limited partnership agreement of any of the Funds, as amended from time to time, and, to the extent the context so requires, the corresponding constituent agreement, certificate or other document governing each such Fund.
“General Partner” means Apollo Special Situations Advisors GP, LLC, a Delaware limited liability company, in its capacity as general partner of the Partnership or any successor to the business of the General Partner in its capacity as general partner of the Partnership.
“Governmental Authority” has the meaning ascribed to that term in each of the Fund LP Agreements.
“Home Address” has the meaning ascribed to such term in Section 9.6.
“Investment Manager” has the meaning ascribed to that term in each of the Fund LP Agreements.
“JAMS” has the meaning ascribed to that term in Section 9.9(b).
“Limited Partner” means any Person admitted as a limited partner to the Partnership in accordance with this Agreement, including any Retired Partner, until such Person withdraws entirely as a limited partner of the Partnership, in his capacity as a limited partner of the Partnership. All references herein to a Limited Partner shall be construed as referring collectively to such Limited Partner and to each Related Party of such Limited Partner (and to each Person of which such Limited Partner is a Related Party) that also is or that previously was a Limited Partner, except to the extent that the General Partner determines that the context does not require such interpretation as between such Limited Partner and his Related Parties.
“Net Income” has the meaning ascribed to that term in each of the Fund LP Agreements.
“Net Loss” has the meaning ascribed to that term in each of the Fund LP Agreements.

“Newly-Admitted Limited Partner” has the meaning ascribed to that term in Section 4.1(d)(i).
“Operating Loss” means, with respect to any Fiscal Year, any net loss of the Partnership, adjusted to exclude (a) any Capital Profit or Capital Loss, and (b) the effect of any reorganization, restructuring or other capital transaction proceeds derived by the Partnership. To the extent derived from any Fund, any items of income, gain, loss, deduction and credit shall be determined in accordance with the same accounting policies, principles and procedures applicable to the determination by the relevant Fund, and any items not derived from a Fund shall be determined in accordance with the accounting policies, principles and procedures used by the Partnership for United States federal income tax purposes. Operating Loss shall not include any loss attributable to a Book-Tax Difference.
“Operating Profit” means, with respect to any Fiscal Year, any net income of the Partnership, adjusted to exclude (a) any Capital Profit or Capital Loss, and (b) the effect of any reorganization, restructuring or other capital transaction proceeds derived by the Partnership. To the extent derived from any Fund, any items of income, gain, loss, deduction and credit shall be determined in accordance with the same accounting policies, principles and procedures applicable to the determination by the relevant Fund, and any items not derived from a Fund shall be determined in accordance with the accounting policies, principles and procedures used by the Partnership for United States federal income tax purposes. Operating Profit shall not include any income or gain attributable to a Book-Tax Difference.
“Partner” means the General Partner or any of the Limited Partners, and “Partners” means the General Partner and all of the Limited Partners.
“Partnership” means the limited partnership continued pursuant to this Agreement.
“Partnership Representative” means for any relevant taxable year of the Partnership to which the BBA Audit Rules apply, the General Partner acting in the capacity of the “partnership representative” (as such term is defined under the BBA Audit Rules) or such other Person as is appointed to be the “partnership representative” by the General Partner from time to time.
“Person” means any individual, partnership (whether or not having separate legal personality), corporation, limited liability company, joint venture, joint stock company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such), government, governmental agency, political subdivision of any government, or other entity.
“Plan Year” means, with respect to a year, the period commencing on January 1 of such year and ending on December 31 of such year, or such other period as determined by the General Partner; provided, that the first Plan Year shall be deemed to begin on March 18, 2016 and the final Plan Year shall be deemed to end on the date on which a Dissolution Event (as defined in the Fund LP Agreement of ASSF) occurs.
“Point” means a share of Operating Profit or Operating Loss, net of amounts distributed (or reserved) as Priority Distributions. Points shall include both Account Points and

Discretionary Points. The aggregate number of Points available for assignment to all Partners with respect to each Plan Year shall be [ ].
“Points Award Memo” means each notice delivered to each Limited Partner setting forth the award of Points to such Limited Partner.
“Portfolio Company” has the meaning ascribed to that term in each of the Fund LP Agreements.
“Portfolio Investment” has the meaning ascribed to that term in each of the Fund LP Agreements.
“Portfolio Investment Gain” means the income and gains described in section 3.4(a)(i) of the Fund LP Agreement of ASSF or its equivalent in the Fund LP Agreement of any other Fund.
“Portfolio Investment Loss” means the losses and deductions described in section 3.4(a)(ii) of the Fund LP Agreement of ASSF or its equivalent in the Fund LP Agreement of any other Fund.
“Priority Distribution” has the meaning ascribed to that term in Section 7.1(e).
“Reference Rate” means the interest rate announced publicly from time to time by JPMorgan Chase Bank in New York, New York as such bank’s prime rate.
“Related Party” means, with respect to any Limited Partner:
(a)    any spouse, child, parent or other lineal descendant of such Limited Partner or such Limited Partner’s parent, or any natural Person who occupies the same principal residence as the Limited Partner;
(b)    any trust or estate in which the Limited Partner and any Related Party or Related Parties of such Limited Partner (other than such trust or estate) collectively have more than 80 percent of the beneficial interests (excluding contingent and charitable interests);
(c)    any entity of which the Limited Partner and any Related Party or Related Parties (other than such entity) of such Limited Partner collectively are beneficial owners of more than 80 percent of the equity interest; and
(d)    any Person with respect to whom such Limited Partner is a Related Party.
“Required Voting Partners” means, at any time, at least a majority by number of Limited Partners who are Voting Partners at such time.

“Reserved Team Points” means [ ] Points, [ ] of which shall be Account Points and [ ] of which shall be Discretionary Points; provided, that, the Administrative Committee, in its discretion, may increase the amount of Account Points outstanding at any time and from time to time by up to 10%, in which case the number of Discretionary Points outstanding shall be correspondingly reduced for so long as such additional Account Points remain outstanding.
“Restrictive Covenants” means the restrictive covenants contained or referenced in the admission document or Points Award Memo of a Limited Partner (as the same may be modified, amended or supplemented from time to time).
“Retained Amount” has the meaning ascribed to that term in Section 4.2.
“Retired Partner” means any Limited Partner who has become a retired partner in accordance with or pursuant to Section 7.2.
“Retirement Date” means, with respect to any Limited Partner, the date as of which such Person becomes a Retired Partner.
“Schedule of Partners” means a schedule to be maintained by the General Partner showing the following information with respect to each Partner: name, address, date of admission and retirement and required capital contribution.
“Strategic Partnership” has the meaning ascribed to that term in Section 9.2.
“Tax Obligation” has the meaning ascribed to that term in Section 4.3(a).
“Tax Matters Partner” means for any taxable year of the Partnership subject to the TEFRA Audit Rules, the General Partner acting in the capacity of the “tax matters partner” of the Partnership (as such term was defined in section 6231(a)(7) of the Code under the TEFRA Audit Rules) or such other Person as may be appointed to be the “tax matters partner” by the General Partner from time to time.
“Team Member” means (a) a natural person who provides substantial services to the private equity, natural resources or credit business of AGM or its Affiliates, (b) a natural person who, following the date hereof, becomes a Retired Partner and who, on or following the date hereof, held Points in his capacity as a Team Member, or (c) a Related Party of any of the foregoing. Notwithstanding the foregoing, none of the Founder Partners shall be considered a Team Member.
“TEFRA Audit Rules” means Subchapter C of Chapter 63 of the Code (sections 6221 through 6234 of the Code), as enacted by the United States Tax Equity and Fiscal Responsibility Act of 1982, Pub. L. No. 97-248, 96 Stat. 324, as amended from time to time, and the Treasury Regulations (whether proposed, temporary or final), including any subsequent amendments and administrative guidance, promulgated thereunder (or which may be promulgated in the future), together with any similar United States state, local or non-U.S. law, but excluding the BBA Audit Rules.

“Transfer” means any direct or indirect sale, exchange, transfer, assignment or other disposition by a Partner of any or all of his interest in the Partnership (whether respecting, for example, economic rights only or all the rights associated with the interest) to another Person, whether voluntary or involuntary.
“Treasury Regulations” shall mean the United States Treasury regulations promulgated under the Code.
“Vested Account Points” means the Vested Points of any Limited Partner that are Account Points.
“Vested Points” means, with respect to each Retired Partner and each Portfolio Investment, the sum of (x) his Points with respect to such Portfolio Investment, in each case, multiplied by (y) the Vesting Percentage applicable to each such Point as of his Retirement Date.
“Vesting Commencement Date” means, with respect to each Limited Partner other than APH, the commencement date of the vesting period with respect to each Point assigned to such Limited Partner, which, unless otherwise specified by the General Partner in a Points Award Memo, shall be (a) with respect to Account Points, the later of (i) the date of such Limited Partner’s admission to the Partnership, (ii) the date of the closing of the Fund’s first Portfolio Investment, as determined by the General Partner (which, for the avoidance of doubt, may be a date proceeding or following the date on which such Limited Partner was admitted to the Partnership) and (iii) if such Account Points are additional to Account Points previously allocated to such Limited Partner, a date specified by the General Partner in a Points Award Memo, and (b) with respect to each Discretionary Point, July 1 of the Plan Year to which such Discretionary Point relates.
“Vesting Percentage” means, with respect to any Retired Partner: [ ].
“Voting Affiliated Feeder Fund” has the meaning ascribed to such term in each of the Fund LP Agreements.
“Voting Partner” means each individual set forth on Exhibit A, so long as he has not become a Retired Partner. All references herein to a Voting Partner (except in the definition of Required Voting Partners) shall be construed as referring collectively to such Voting Partner and to each Related Party of such Voting Partner that is or that previously was a Limited Partner (unless such Limited Partner is a Retired Partner), except to the extent that the General Partner determines in good faith that the context does not require such interpretation as between such Voting Partner and his Related Parties.
ARTICLE II
FORMATION AND ORGANIZATION
Section 2.1    Formation.
The Partnership was formed and is hereby continued as a limited partnership under and pursuant to the Act. The Certificate was filed on February 23, 2016. The General Partner shall execute, acknowledge and file any amendments to the Certificate as may be required by the Act and any other instruments, documents and certificates which, in the opinion of the Partnership’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership.
Section 2.2    Name.
The name of the Partnership shall be “Apollo Special Situations Advisors, L.P.” or such other name as the General Partner hereafter may adopt upon causing an appropriate amendment to be made to this Agreement and to the Certificate to be filed in accordance with the Act. Promptly thereafter, the General Partner shall send notice thereof to each Limited Partner.
Section 2.3    Offices.
(a)    The Partnership shall maintain its principal office, and may maintain one or more additional offices, at such place or places as the General Partner may from time to time determine.
(b)    The General Partner shall arrange for the Partnership to have and maintain in the State of Delaware, at the expense of the Partnership, a registered office and registered agent for service of process on the Partnership as required by the Act.

Section 2.4    Term of Partnership.
(a)    The term of the Partnership shall continue until the dissolution (without continuation) of all of the Funds or the earlier of:
(i)    at any time there are no Limited Partners, unless the business of the Partnership is continued in accordance with the Act;
(ii)    any event that results in the General Partner ceasing to be a general partner of the Partnership under the Act, provided, that the Partnership shall not be dissolved and required to be wound up in connection with any such event if (A) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership who is hereby authorized to and does carry on the business of the Partnership, or (B) within 90 days after the occurrence of such event, a majority of the Limited Partners agree in writing or vote to continue the business of the Partnership and to the appointment, effective as of the date of such event, if required, of one or more additional general partners of the Partnership; and
(iii)    the entry of a decree of judicial dissolution under section 17-802 of the Act.
(b)    The parties agree that irreparable damage would be done to the goodwill and reputation of the Partners if any Limited Partner should bring an action to dissolve the Partnership. Care has been taken in this Agreement to provide for fair and just payment in liquidation of the interests of all Partners. Accordingly, to the fullest extent permitted by law, each Limited Partner hereby waives and renounces his right to such a decree of dissolution or to seek the appointment of a liquidator for the Partnership, except as provided herein.
Section 2.5    Purpose of the Partnership.
The principal purpose of the Partnership is to act as the sole general partner or as the managing general partner (as the case may be) of each of the Funds and certain Voting Affiliated Feeder Funds pursuant to their respective Fund LP Agreements or governing documents of such Voting Affiliated Feeder Funds and to undertake such related and incidental activities and execute and deliver such related documents necessary or incidental thereto. The purpose of the Partnership shall be limited to serving as a general partner of certain of the Funds, including any of their Affiliates, and the provision of investment management and advisory services.
Section 2.6    Actions by Partnership.
The Partnership may execute, deliver and perform, and the General Partner may execute and deliver, all contracts, agreements and other undertakings, and engage in all activities and transactions as may in the opinion of the General Partner be necessary or advisable to carry out the objects and purposes of the Partnership, without the approval or vote of any Limited Partner.
Section 2.7    Admission of Limited Partners.
On the date hereof, the Persons whose names are set forth in the Schedule of Partners under the caption “Limited Partners” shall be admitted to the Partnership or shall continue, as the case may be, as limited partners of the Partnership upon their execution of a counterpart of this Agreement or such other instrument evidencing, to the satisfaction of the General Partner, such Limited Partner’s intent to become a Limited Partner. Additional Limited Partners may be admitted to the Partnership in accordance with Section 6.1.
Section 2.8    Points; Plan Years.
(a)    A Limited Partner’s right to participate in the Operating Profits and Operating Losses shall be represented by two types of Points to be allocated to Limited Partners: Account Points and Discretionary Points.
(i)    “Account Points” shall relate to all Portfolio Investments that are consummated on or after, or appreciation of Portfolio Investments that are outstanding at, the date such Account Points are awarded. Each Account Point shall provide the right to participate in the Operating Profits and Operating Losses related to the Fund’s Portfolio Investments arising after the date such Account Point was awarded, irrespective of the Plan Year in which the underlying Portfolio Investments were made.
(ii)    “Discretionary Points” shall be awarded on a Plan Year-by-Plan Year basis and relate to all Portfolio Investments consummated during the applicable Plan Year. Each Discretionary Point shall provide the right to participate in the Operating Profit or Operating Loss related to the Fund’s Portfolio Investments consummated in the applicable Plan Year. Discretionary Points shall be allocated at the direction of the Administrative Committee, subject to the approval of the Executive Committee, at the end of each Plan Year.
(b)    A Limited Partner’s Points with respect to any Portfolio Investment shall equal the sum of (i) such Limited Partner’s Account Points at the time such Portfolio Investment is consummated, if any, and (ii) such Limited Partner’s Discretionary Points with respect to the Plan Year in which such Portfolio Investment was consummated, if any. If the General Partner determines in its sole discretion that a Portfolio Investment is an additional or follow-on investment that relates to a pre-existing Portfolio Investment, the General Partner may, in its sole discretion, elect to treat such additional or follow-on investment as part of the initial Portfolio Investment to which it relates (in which case, participation in the Operating Profits and Operating Losses with respect thereto shall be determined in accordance with the Points of the Limited Partners with respect to such initial Portfolio Investment) or may elect to treat such additional or follow-on investment as a separate Portfolio Investment (in which case, participation in the Operating Profits and Operating Losses with respect thereto shall be determined in accordance with the Points of the Limited Partners with respect to the Plan Year in which such additional or follow-on investment is made). The General Partner’s determinations with respect to follow-on investments shall be final and binding on the Partnership and all of its Partners. Except as otherwise determined by the General Partner, Reserved Team Points shall be allocated to APH at any time that they are not allocated to a Team Member.
(c)    Notwithstanding any other provision of this Agreement, the General Partner shall establish a special notional or bookkeeping account for each Limited Partner to provide for the equitable disposition or adjustment of the allocation of Operating Profit and Operating Losses such that the Partners ultimately receive distributions and bear any Clawback Payments in a manner that the General Partner in good faith determines to equitably reflect their respective Points relating to the relevant Portfolio Investments giving rise to such Operating Profit or Operating Loss notwithstanding any aggregating effects of the distribution provisions of Fund LP Agreements. The General Partner’s determinations with respect to such allocations shall be final and binding on the Partnership and all of its Partners.
ARTICLE III
CAPITAL
Section 3.1    Contributions to Capital.
(a)    Subject to the remaining provisions of this Section 3.1, (i) any required contribution of a Limited Partner to the capital of the Partnership shall be as set forth in the Schedule of Partners, and (ii) any such contributions to the capital of the Partnership shall be made as of the date of admission of such Limited Partner as a limited partner of the Partnership and as of each such other date as may be specified by the General Partner. Except as otherwise permitted by the General Partner, all contributions to the capital of the Partnership by each Limited Partner shall be payable exclusively in cash.
(b)    APH shall make capital contributions from time to time to the extent necessary to ensure that the Partnership meets its obligations to make contributions of capital to each of the Funds.
(c)    No Partner shall be obligated, nor shall any Partner have any right, to make any contribution to the capital of the Partnership other than as specified in this Section 3.1. No Limited Partner shall be obligated to restore any deficit balance in his Capital Account.
(d)    To the extent, if any, that at the time of the Final Distribution, it is determined that the Partnership, as a general partner of each of the Funds, is required to make any Clawback Payment with respect to any of the Funds, each Limited Partner shall be required to participate in such payment and contribute to the Partnership for ultimate distribution to the limited partners of the relevant Fund an amount equal to such Limited Partner’s Clawback Share of any Clawback Payment, but not in any event in excess of the cumulative amount theretofore distributed to such Limited Partner with respect to the Operating Profit attributable to such Fund. Any such obligation shall first be satisfied by application of the Retained Amount and each Limited Partner shall be obligated to return amounts actually distributed to such Limited Partner only after his or her share of the Retained Amount has been exhausted. For purposes of determining each Limited Partner’s required contribution, each Limited Partner’s allocable share of any Escrow Account and each Limited Partner’s allocable share of the Retained Amount, to the extent applied to satisfy any portion of a Clawback Payment, shall be treated as if it had been distributed to such Limited Partner and re-contributed by such Limited Partner pursuant to this Section 3.1(d) at the time of such application.
Section 3.2    Rights of Partners in Capital.
(a)    No Partner shall be entitled to interest on his capital contributions to the Partnership.
(b)    No Partner shall have the right to distributions or the return of any contribution to the capital of the Partnership except (i) for distributions in accordance with Section 4.1, or (ii) upon dissolution of the Partnership. The entitlement to any such return at such time shall be limited to the value of the Capital Account of the Partner. The General Partner shall not be liable for the return of any such amounts.
Section 3.3    Capital Accounts.
(a)    The Partnership shall maintain for each Partner a separate Capital Account.
(b)    Each Partner’s Capital Account shall have an initial balance equal to the amount of cash and the net value of any securities or other property constituting such Partner’s initial contribution to the capital of the Partnership.
(c)    Each Partner’s Capital Account shall be increased by the sum of:
(i)    the amount of cash and the net value of any securities or other property constituting additional contributions by such Partner to the capital of the Partnership permitted pursuant to Section 3.1, plus
(ii)    in the case of APH, any Capital Profit allocated to such Partner’s Capital Account pursuant to Section 3.4, plus
(iii)    the portion of any Operating Profit allocated to such Partner’s Capital Account pursuant to Section 3.4, plus
(iv)    such Partner’s allocable share of any decreases in any reserves recorded by the Partnership pursuant to Section 3.6 and any receipts determined to be applicable to a prior period pursuant to Section 3.6(b), to the extent the General Partner determines that, pursuant to any provision of this Agreement, such item is to be credited to such Partner’s Capital Account on a basis which is not in accordance with the current respective Points of all Partners with respect to the applicable Portfolio Investment, plus
(v)    such Partner’s allocable share of any increase in Book-Tax Difference.
(d)    Each Partner’s Capital Account shall be reduced by the sum of (without duplication):
(i)    in the case of APH, any Capital Loss allocated to such Partner’s Capital Account pursuant to Section 3.4, plus
(ii)    the portion of any Operating Loss allocated to such Partner’s Capital Account pursuant to Section 3.4, plus
(iii)    the amount of any cash and the net value of any property distributed to such Partner pursuant to Section 4.1 or Section 8.1 including any amount deducted pursuant to Section 4.3 or Section 5.4 from any such amount distributed, plus
(iv)    any withholding taxes or other items payable by the Partnership and allocated to such Partner pursuant to Section 5.4(b), any increases in any reserves recorded by the Partnership pursuant to Section 3.6 and any payments determined to be applicable to a prior period pursuant to Section 3.6(b), to the extent the General Partner determines that, pursuant to any provision of this Agreement, such item is to be charged to such Partner’s Capital Account on a basis which is not in accordance with the current respective Points of all Partners with respect to the applicable Portfolio Investment, plus
(v)    such Partner’s allocable share of any decrease in Book-Tax Difference.
(e)    If securities and/or other property are to be distributed in kind to the Partners or Retired Partners, including in connection with a liquidation pursuant to Section 8.1, they shall first be written up or down to their fair market value as of the date of such distribution, thus creating gain or loss for the Partnership, and the value of the securities and/or other property received by each Partner and each Retired Partner as so determined shall be debited against such Person’s Capital Account at the time of distribution.
Section 3.4    Allocation of Profit and Loss.
(a)    Capital Profit and Operating Profit or Capital Loss and Operating Loss for any Fiscal Year shall be allocated to the Partners so as to produce Capital Accounts (computed after taking into account any other Capital Profit and Operating Profit or Capital Loss and Operating Loss for the Fiscal Year in which such event occurred and all distributions pursuant to Article  IV with respect to such Fiscal Year and after adding back each Partner’s share, if any, of Partner Nonrecourse Debt Minimum Gain, as defined in Treasury Regulations sections 1.704 - 2(b)(2) and 1.704 - 2(i), or Partnership Minimum Gain, as defined in Treasury Regulations sections 1.704 - 2(b)(2) and 1.704 - 2(d)) for the Partners such that a distribution of an amount of cash equal to such Capital Account balances in accordance with such Capital Account balances would be in the amounts, sequence and priority set forth in Article  IV; provided, that the General Partner may allocate Operating Profit and Operating Loss and items thereof in such other manner as it determines in its sole discretion to be appropriate to reflect the Partners’ interests in the Partnership. Income, gains and loss associated with a Book-Tax Difference shall be allocated to the Limited Partners that are entitled to a share of such Book-Tax Difference consistent with the account maintained by the General Partner pursuant to the definition of “Book-Tax Difference” and in the manner in which cash or property associated with such Book-Tax Difference is required to be distributed pursuant to the proviso of Section 4.1(b)(i).
(b)    To the extent that the allocations of Capital Loss or Operating Loss contemplated by Section 3.4(a) would cause the Capital Account of any Limited Partner to be less than zero, such Capital Loss or Operating Loss shall to that extent instead be allocated to and debited against the Capital Account of the General Partner (or, at the direction of the General Partner, to those Limited Partners who are members of the General Partner in proportion to their limited liability company interests in the General Partner). Following any such adjustment pursuant to this Section 3.4(b) with respect to any Limited Partner, any Capital Profit or Operating Profit for any subsequent Fiscal Year which would otherwise be credited to the Capital Account of such Limited Partner pursuant to Section 3.4(a) shall instead be credited to the Capital Account of the General Partner (or relevant Limited Partners) until the cumulative amounts so credited to the Capital Account of the General Partner (or relevant Limited Partners) with respect to such Limited Partner pursuant to this Section 3.4(b) is equal to the cumulative amount debited against the Capital Account of the General Partner (or relevant Limited Partners) with respect to such Limited Partner pursuant to this Section 3.4(b).
(c)    Each Limited Partner’s rights and entitlements as a Limited Partner are limited to the rights to receive allocations and distributions of Capital Profit and Operating Profit expressly conferred by this Agreement and any side letter or similar agreement entered into pursuant to Section 9.3(b) and the other rights expressly conferred by this Agreement and any such side letter or similar agreement or required by the Act, and a Limited Partner shall not be entitled to any other allocations, distributions or payments in respect of his interest, or to have or exercise any other rights, privileges or powers.
(d)    For purposes of Section 3.4(a), the General Partner may determine, in its sole discretion, to allocate any increase in value of the Partnership’s assets pursuant to the definition of “Carrying Value” solely to the Limited Partners that are entitled to a Catch Up Amount (pro rata based on any method the General Partner determines is reasonable), or to specially allocate Operating Profit to such Limited Partners, or a combination thereof, until such Limited Partners have received an allocation equal to the Catch Up Amount.
Section 3.5    Tax Allocations.
(a)    For United States federal, state and local income tax purposes, Partnership income, gain, loss, deduction or credit (or any item thereof) for each Fiscal Year shall be allocated to and among the Partners in order to reflect the allocations of Capital Profit, Capital Loss, Operating Profit and Operating Loss pursuant to the provisions of Section 3.4 for such Fiscal Year, taking into account any variation between the adjusted tax basis and book value of Partnership property in accordance with the principles of section 704(c) of the Code; provided that any taxable income or loss associated with any Book-Tax Difference shall be allocated for tax purposes in accordance with the principles of section 704(c) of the Code in any such manner (as is permitted under that section of the Code and the Treasury Regulations promulgated thereunder) as determined by the General Partner in its sole discretion.
(b)    If any Partner or Partners are treated for United States federal income tax purposes as realizing ordinary income because of receiving interests in the Partnership (whether under section 83 of the Code or under any similar provision of any law, rule or regulation) and the Partnership is entitled to any offsetting deduction (net of any income realized by the Partnership as a result of such receipt), the Partnership’s net deduction shall be allocated to and among the Partners in such manner as to offset, as nearly as possible, the ordinary income realized by such Partner or Partners.
Section 3.6    Reserves; Adjustments for Certain Future Events.
(a)    Appropriate reserves may be created, accrued and charged against the Operating Profit or Operating Loss for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner or as of each other date as the General Partner deems appropriate, such reserves to be in the amounts which the General Partner deems necessary or appropriate. The General Partner may increase or reduce any such reserve from time to time by such amounts as the General Partner deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Partners at the time when such reserve is created, increased or decreased, as the case may be, in proportion to their respective Points with respect to the applicable Portfolio Investment at such time; provided, that, if any individual reserve item, as adjusted by any increase therein, exceeds the lesser of $500,000 or one percent of the aggregate value of the Capital Accounts of all such Partners, the amount of such reserve, increase or decrease shall instead be charged or credited to those Partners who held Points with respect to the applicable Portfolio Investment at the time, as determined by the General Partner, of the act or omission giving rise to the contingent liability for which the reserve item was established in proportion to their respective Points with respect to the applicable Portfolio Investment at that time. The amount of any such reserve charged against the Capital Account of a Partner shall reduce the distributions such Partner would otherwise be entitled to under Section 4.1 or Section 8.1 hereof; and the amount of any such reserve credited to the Capital Account of a Partner shall increase the distributions such Partner would otherwise be entitled to under Section 4.1 or Section 8.1 hereof
(b)    If at any time an amount is paid or received by the Partnership and such amount exceeds the lesser of $500,000 or one percent of the aggregate Capital Accounts of all Partners at the time of payment or receipt, and such amount was not accrued or reserved for but would nevertheless, in accordance with the Partnership’s accounting practices, be treated as applicable to one or more prior periods, then such amount may be proportionately charged or credited by the General Partner, as appropriate, to those parties who were Partners during such prior period or periods, based on each such Person’s Points with respect to the applicable Portfolio Investment for such applicable period.
(c)    If any amount is required by Section 3.6(a) or (b) to be credited to a Person who is no longer a Partner, such amount shall be paid to such Person in cash, with interest from the date on which the General Partner determines that such credit is required at the Reference Rate in effect on that date. Any amount required to be charged pursuant to Section 3.6(a) or (b) shall be debited against the current balance in the Capital Account of the affected Partners. To the extent that the aggregate current Capital Account balances of such affected Partners are insufficient to cover the full amount of the required charge, the deficiency shall be debited against the Capital Accounts of the other Partners in proportion to their respective Capital Account balances at such time; provided, that each such other Partner shall be entitled to a preferential allocation, in proportion to and to the extent of such other Partner’s share of any such deficiency, together with a carrying charge at a rate equal to the Reference Rate, of any Operating Profit that would otherwise have been allocable after the date of such charge to the Capital Accounts of the affected Partners whose Capital Accounts were insufficient to cover the full amount of the required charge. In no event shall a current or former Partner be obligated to satisfy any amount required to be charged pursuant to Section 3.6(a) or (b) other than by means of a debit against such Partner’s Capital Account.
Section 3.7    Finality and Binding Effect of General Partner’s Determinations. All matters concerning the determination, valuation and allocation among the Partners with respect to any profit or loss of the Partnership and any associated items of income, gain, deduction, loss and credit, pursuant to any provision of this Article III, including any accounting procedures applicable thereto, shall be determined by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement, and such determinations and allocations shall be final and binding on all the Partners.
Section 3.8    AEOI.
(a)    Each Limited Partner:
(i)    shall provide, in a timely manner, such information regarding the Limited Partner and its beneficial owners and/or controlling persons and such forms or documentation as may be requested from time to time by the General Partner or the Partnership to enable the Partnership to comply with the requirements and obligations imposed on it pursuant to AEOI and shall update such information as necessary;
(ii)    acknowledges that any such forms or documentation provided to the Partnership or its agents pursuant to clause (i), or any financial or account information with respect to the Limited Partner’s investment in the Partnership, may be disclosed to any Governmental Authority which collects information in accordance with AEOI and to any withholding agent where the provision of that information is required by such agent to avoid the application of any withholding tax on any payments to the Partnership;
(iii)    shall waive, and/or shall cooperate with the Partnership to obtain a waiver of, the provisions of any law which prohibits the disclosure by the Partnership, or by any of its agents, of the information or documentation requested from the Limited Partner pursuant to clause (i), prohibits the reporting of financial or account information by the Partnership or its agents required pursuant to AEOI or otherwise prevents compliance by the Partnership with its obligations under AEOI;
(iv)    acknowledges that, if it provides information and documentation that is in anyway misleading, or it fails to provide and/or update the Partnership or its agents with the requested information and documentation necessary, in either case, to satisfy the Partnership’s obligations under AEOI, the Partnership may (whether or not such action or inaction leads to compliance failures by the Partnership, or a risk of the Partnership or its investors being subject to withholding tax or other penalties under AEOI) take any action and/or pursue all remedies at its disposal, including compulsory withdrawal of the Limited Partner, and may hold back from any withdrawal proceeds, or deduct from the Limited Partner’s Capital Account, any liabilities, costs, expenses or taxes caused (directly or indirectly) by the Limited Partner’s action or inaction; and
(v)    shall have no claim against the Partnership, or its agents, for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Partnership in order to comply with AEOI.
(b)    The Limited Partner hereby indemnifies the General Partner and the Partnership and each of their respective partners, members, managers, officers, directors, employees and agents and holds them harmless from and against any AEOI-related liability, action, proceeding, claim, demand, costs, damages, expenses (including legal expenses), penalties or taxes whatsoever which such Person may incur as a result of any action or inaction (directly or indirectly) of such Limited Partner (or any Related Party) described in Section 3.8(a)(i) through (iv). This indemnification shall survive the Limited Partner’s death or disposition of its interests in the Partnership.
Section 3.9    Alternative GP Vehicles. If the General Partner determines that for legal, tax, regulatory or other reasons (a) any investment or other activities of the Fund should be conducted through one or more parallel funds or other alternative investment vehicles as contemplated by the Fund LP Agreement, (b) any of such separate entities comprising the Fund should be managed or controlled by one or more separate entities serving as a general partner or in a similar capacity (each, an “Alternative GP Vehicle”), and (c) some or all of the Partners should participate through any such Alternative GP Vehicle, the General Partner may require any or all of the Partners, as determined by the General Partner, to participate directly or indirectly through any such Alternative GP Vehicle and to undertake such related and incidental activities and execute and deliver such related documents necessary or incidental thereto with and/or in lieu of the Partnership, and the General Partner shall have all necessary authority to implement such Alternative GP Vehicle; provided, that to the maximum extent practicable and subject to applicable legal, tax, regulatory or similar technical reasons, each Partner shall have the same economic interest in all material respects in an Alternative GP Vehicle formed pursuant to this Section 3.9 as such Partner would have had if it had participated in all Portfolio Investments through the Partnership, and the terms of such Alternative GP Vehicle shall be substantially the same in all material respects to those of the Partnership and this Agreement. Each Partner shall take such actions and execute such documents as the General Partner determines are reasonably needed to accomplish the foregoing.
ARTICLE IV
DISTRIBUTIONS
Section 4.1    Distributions.
(a)    Any amount of cash or property received as a distribution from any of the Funds by the Partnership in its capacity as a partner, to the extent such amount is determined by reference to the capital commitment of the Partnership in, or the capital contributions of the Partnership to, any of the Funds, shall be promptly distributed by the Partnership to APH.
(b)    The General Partner shall use reasonable efforts to cause the Partnership to distribute, as promptly as practicable after receipt by the Partnership, any available cash or property attributable to items included in the determination of Operating Profit and Book-Tax Difference, subject to the provisions of section 10.3 of the Fund LP Agreement of ASSF or its equivalent in the Fund LP Agreement of any other Fund and subject to the retention of such reserves as the General Partner considers appropriate for purposes of the prudent and efficient financial operation of the Partnership’s business including in accordance with Section 3.6. Any such distributions (before adjustment for Retained Amounts) shall be made to Partners in proportion to their respective Points with respect to such Portfolio Investment relates, determined:
(i)    in the case of any amount of cash or property received from any of the Funds that is attributable to the disposition of a Portfolio Investment by such Fund, as of the date of such disposition by such Fund; provided, however, that any cash or other property that the General Partner determines is attributable to a Book-Tax Difference shall be distributed to the Limited Partners that are entitled to a share of such Book-Tax Difference pursuant to the definition of “Book-Tax Difference,” with any such distribution to be in the proportion that each such Limited Partner’s allocated share of the applicable Book-Tax Difference bears to the total Book-Tax Difference of the asset giving rise to the cash or property;
(ii)    in any other case, as of the date of receipt of such cash or property by the Partnership.
Notwithstanding the foregoing, the General Partner shall retain from the distribution amount apportioned to each Limited Partner other than APH any Retained Amount with respect to such Limited Partner, determined in accordance with Section 4.2. Any such Retained Amount shall be maintained in accordance with Section 4.2.
(c)    Any distributions or payments in respect of the interests of Limited Partners unrelated to Capital Profit, Operating Profit or Book-Tax Difference shall be made at such time, in such manner and to such Limited Partners as the General Partner shall determine.
(d)    (%3)    Except as the General Partner otherwise may determine, any Limited Partner whose admission to the Partnership or receipt of additional Points causes an adjustment to Carrying Values pursuant to the definition of “Carrying Value” (a “Newly-Admitted Limited Partner”) shall have the right to receive a special distribution of the Catch Up Amount (before adjustment for Retained Amounts).
(i)    Any such special distribution of the Catch Up Amount shall be in addition to the distributions to which the Newly-Admitted Limited Partner is entitled pursuant to Section 4.1(b)(ii) and shall be made to the Newly-Admitted Limited Partner (or, if there is more than one such Newly-Admitted Limited Partner, pro rata to all such Newly-Admitted Limited Partners based on the aggregate amount of such distributions each such Newly-Admitted Limited Partner has not yet received), after the distribution of any amounts attributable to Book-Tax Differences pursuant to the proviso of Section 4.1(b)(ii), from amounts otherwise distributable to the other Limited Partners to whom or from whom the Points allocated to such Newly-Admitted Limited Partner(s) were reallocated, and shall reduce the amounts distributable to such other Limited Partners pursuant to Section 4.1(b)(ii), until each applicable Newly-Admitted Limited Partner has received an amount equal to the applicable Catch Up Amount (before adjustment for Retained Amounts).
(ii)    The General Partner may determine to provide for a special distribution of a Catch Up Amount in connection with a reallocation of Points pursuant to Article VII other than in connection with the admission to the Partnership of a Newly-Admitted Limited Partner if the General Partner reasonably believes such an adjustment to Carrying Values is required in order for the reallocated Points to be treated as profits interests for United States federal income tax purposes or would otherwise be equitable under the circumstances.
(iii)    Any reallocation of Points to a Limited Partner who is not a Newly-Admitted Limited Partner pursuant to Article VII shall include the right to receive any Catch Up Amount associated with such Points, except to the extent that the General Partner determines that the inclusion of such right would be inconsistent with the treatment of the reallocation of Points to such Limited Partner as a “profits interest” for income tax purposes.
Section 4.2    Retained Amounts.
Notwithstanding anything to the contrary herein and without limitation to (and in addition to) Escrow Accounts, the General Partner shall retain the Retained Amount from each distribution amount apportioned to each Limited Partner (other than APH).  The “Retained Amount” shall mean an amount equal to 5% of the total distributions to which such Limited Partner is otherwise entitled under to Section 4.1(b), or such other amount as determined by the General Partner in its discretion from time to time and on a Limited Partner-by-Limited Partner basis to be reasonable to ensure that an appropriate amount is held back to satisfy any potential Clawback Payments.  The Retained Amount shall be deposited and maintained in a bank account in the name of the Partnership and invested in cash or cash equivalents. Any interest earned with respect to the Retained Amount shall be for the benefit of the Limited Partners and allocated to them in proportion to the amount held back with respect to each of them. In the event that any Clawback Payment of the applicable Limited Partner arises, any Retained Amount in respect of such Limited Partner shall be used toward the satisfaction thereof.  Upon a determination by the General Partner that circumstances no longer require the retention of all or any portion of the Retained Amount, such amount (including any interest earned thereon), shall be distributed to the applicable Limited Partners.
Section 4.3    Withholding of Certain Amounts.
(a)    If the Partnership incurs a withholding or other tax obligation (a “Tax Obligation”) with respect to the share of Partnership income allocable to any Partner (including pursuant to section 6225 of the BBA Audit Rules), then the General Partner, without limitation of any other rights of the Partnership, may cause the amount of such Tax Obligation to be debited against the Capital Account of such Partner when the Partnership pays such Tax Obligation, and any amounts then or thereafter distributable to such Partner shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such then distributable amounts, then such Partner and any successor to such Partner’s interest shall indemnify and hold harmless the Partnership and the General Partner against, and shall pay to the Partnership as a contribution to the capital of the Partnership, upon demand of the General Partner, the amount of such excess.
(b)    If a Tax Obligation is required to be paid by the Partnership (including with respect to a tax liability imposed under section 6225 of the BBA Audit Rules) and the General Partner determines that such amount is allocable to the interest in the Partnership of a Person that is at such time a Partner, such Tax Obligation shall be treated as being made on behalf of or with respect to such Partner for purposes of this Section 4.3(b) whether or not the tax in question applies to a taxable period of the Partnership during which such Partner held an interest in the Partnership. To the extent that any liability with respect to a Tax Obligation (including a liability imposed under section 6225 of the BBA Audit Rules) relates to a former Partner that has transferred all or a part of its interest in the Partnership, such former Partner (which in the case of a partial Transfer shall include a continuing Partner with respect to the portion of its interests in the Partnership so transferred) shall indemnify the Partnership for its allocable portion of such liability, unless otherwise agreed to by the General Partner in writing. Each Partner acknowledges that, notwithstanding the Transfer of all or any portion of its interest in the Partnership, it may remain liable, pursuant to this Section 4.3(b), for tax liabilities with respect to its allocable share of income and gain of the Partnership for the Partnership’s taxable years (or portions thereof) prior to such Transfer, as applicable (including any such liabilities imposed under section 6225 of the BBA Audit Rules).
(c)    The General Partner may withhold from any distribution to any Limited Partner pursuant to this Agreement any other amounts due from such Limited Partner or a Related Party (without duplication) to the Partnership or to any other Affiliate of AGM pursuant to any binding agreement or published policy to the extent not otherwise paid. Any amounts so withheld shall be applied by the General Partner to discharge the obligation in respect of which such amounts were withheld.
Section 4.4    Limitation on Distributions.
Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of his interest in the Partnership if such distribution would violate the Act or other applicable law.
Section 4.5    Distributions in Excess of Basis.
Notwithstanding anything in this Agreement to the contrary, the General Partner may refrain from making, at any time prior to the dissolution of the Partnership, all or any portion of any cash distribution that otherwise would be made to a Partner or Retired Partner, if such distribution would exceed such Person’s United States federal income tax basis in the Partnership. Any amount that is not distributed to a Partner or Retired Partner due to the preceding sentence, as determined by the General Partner, either shall be retained by the Partnership on such Person’s behalf or loaned to such Person. Subject to the first sentence of this Section 4.5, 100% of any or all subsequent cash distributions shall be distributed to such Person (or, if there is more than one such Person, pro rata to all such Persons based on the aggregate amount of distributions each such Person has not yet received) until each such Person has received the same aggregate amount of distributions such Person would have received had distributions to such Person not been deferred pursuant to this Section 4.5. If any amount is loaned to a Partner or Retired Partner pursuant to this Section 4.5, (a) any amount thereafter distributed to such Person shall be applied to repay the principal amount of such loan, and (b) interest, if any, accrued or received by the Partnership on such loan shall be allocated and distributed to such Person. Any such loan shall be repaid no later than immediately prior to the liquidation of the Partnership. Until such repayment, for purposes of any determination hereunder based on amounts distributed to a Person, the principal amount of such loan shall be treated as having been distributed to such Person.
ARTICLE V
MANAGEMENT
Section 5.1    Rights and Powers of the General Partner.
(a)    Subject to the terms and conditions of this Agreement, the General Partner shall have complete and exclusive responsibility (i) for all management decisions to be made on behalf of the Partnership, and (ii) for the conduct of the business and affairs of the Partnership, including all such decisions and all such business and affairs to be made or conducted by the Partnership in its capacity as Fund General Partner of any of the Funds and the general partner of certain Voting Affiliated Feeder Funds.
(b)    Without limiting the generality of the foregoing, the General Partner shall have full power and authority to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in all activities and transactions, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Section 5.1, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Partner or with any other Person having any business, financial or other relationship with any Partner or Partners; provided, that the General Partner shall not have authority to cause the Partnership to borrow any funds for its own account on a secured basis without the consent of the Required Voting Partners. The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform the Fund LP Agreements, any governing documents of the Voting Affiliated Feeder Funds and any documents contemplated thereby or related thereto and (subject to any vote requirement in Section 5.2(d)(iv)) any amendments thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership. Except as otherwise expressly provided herein or as required by law, all powers and authority vested in the General Partner by or pursuant to this Agreement or the Act shall be construed as being exercisable by the General Partner in its sole and absolute discretion.
(c)    With respect to all taxable years to which the TEFRA Audit Rules apply, the Tax Matters Partner shall be permitted to take any and all actions under the TEFRA Audit Rules (including making or revoking all applicable tax elections) and shall have any powers necessary to perform fully in such capacity, in consultation with the General Partner if the General Partner is not the Tax Matters Partner. With respect to all taxable years to which the BBA Audit Rules apply, the Partnership Representative shall be permitted to take any and all actions under the BBA Audit Rules (including making or revoking the election referred to in section 6226 of the BBA Audit Rules and all other applicable tax elections) and to act as the Partnership Representative thereunder, and shall have any powers necessary to perform fully in such capacity, in consultation with the General Partner if the General Partner is not the Partnership Representative. The General Partner shall (or shall cause another Applicable Tax Representative to) promptly inform the Limited Partners of any tax deficiencies assessed or proposed to be assessed (of which an Applicable Tax Representative or the General Partner is actually aware) by any taxing authority against the Partnership or the Limited Partners. Notwithstanding anything to the contrary contained herein, the acts of the General Partner (and with respect to applicable tax matters, any other Applicable Tax Representative) in carrying on the business of the Partnership as authorized herein shall bind the Partnership. Each Partner shall upon request supply the information necessary to properly give effect to any elections described in this Section 5.1(c) or to otherwise enable an Applicable Tax Representative to implement the provisions of this Section 5.1(c) (including filing tax returns, defending tax audits or other similar proceedings and conducting tax planning). The Limited Partners agree to reasonably cooperate with the Partnership or General Partner, and undertake any action reasonably requested by the Partnership or the General Partner, in connection with any elections made by the Applicable Tax Representative or as determined to be reasonably necessary by the Applicable Tax Representative under the BBA Audit Rules.
(d)    Each Partner agrees not to treat, on his United States federal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Partnership. The General Partner shall have the exclusive authority to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other law.
Section 5.2    Delegation of Duties.
(a)    Subject to Section 5.1, the General Partner may delegate to any Person or Persons any of the duties, powers and authority vested in it hereunder on such terms and conditions as it may consider appropriate.
(b)     Without limiting the generality of Section 5.2(a), the General Partner shall have the power and authority to appoint any Person, including any Person who is a Limited Partner, to provide services to and act as an employee or agent of the Partnership and/or General Partner, with such titles and duties as may be specified by the General Partner. Any Person appointed by the General Partner to serve as an employee or agent of the Partnership shall be subject to removal at any time by the General Partner; and shall report to and consult with the General Partner at such times and in such manner as the General Partner may direct.
(c)    Any Person who is a Limited Partner and to whom the General Partner delegates any of its duties pursuant to this Section 5.2 or any other provision of this Agreement shall be subject to the same standard of care, and shall be entitled to the same rights of indemnification and exoneration, applicable to the General Partner under and pursuant to Section 5.7, unless such Person and the General Partner mutually agree to a different standard of care or right to indemnification and exoneration to which such Person shall be subject.
(d)    Except as otherwise expressly provided herein, action by the General Partner with respect to any of the following matters shall be taken only in accordance with the directions of the Required Voting Partners:
(i)    the exercise of the Partnership’s authority to borrow any funds on a secured basis for the account of the Partnership;
(ii)    the determination of whether to conduct a business other than serving as a general partner of private equity funds;
(iii)    the amendment of this Agreement, and the exercise of the authority of the Partnership with respect to the approval of any amendment to the Fund LP Agreement, in each case, that adversely affects, obligations, rights or economic interests of Team Members; and
(iv)    to the fullest extent permitted by law, the voluntary dissolution of the Partnership, and the exercise of the authority of the Partnership to cause a voluntary dissolution of any of the Funds other than in connection with an Event of Dissolution (as defined in the applicable Fund LP Agreement) of the Funds.
The foregoing shall not restrict the General Partner from delegating authority to execute or implement any such determinations made by the General Partner.
(e)    The General Partner shall be permitted to designate one or more committees of the Partnership which committees may include Limited Partners as members. Any such committees shall have such powers and authority granted by the General Partner. Any Limited Partner who has agreed to serve on a committee shall not be deemed to have the power to bind or act for or on behalf of the Partnership in any manner and in no event shall a member of a committee be considered a general partner of the Partnership by agreement, estoppel or otherwise or be deemed to participate in the control of the business of the Partnership as a result of the performance of his duties hereunder or otherwise.
(f)    The General Partner shall cause the Partnership to enter into an arrangement with the Investment Manager, which arrangement shall require the Investment Manager to pay all costs and expenses of the Partnership.
(g)    The General Partner hereby designates the Investment Manager to serve as the investment adviser to the Funds pursuant to investment management agreements entered into by and among the Partnership (or other general partners of the Funds), the Investment Manager and the Funds.
Section 5.3    Transactions with Affiliates.
To the fullest extent permitted by applicable law, the General Partner (or any Affiliate of the General Partner), when acting on behalf of the Partnership, is hereby authorized to (a) purchase property from, sell property to, lend money to or otherwise deal with any Affiliates, any Limited Partner, the Partnership, any of the Funds or any Affiliate of any of the foregoing Persons, and (b) obtain services from any Affiliates, any Limited Partner, the Partnership, any of the Funds or any Affiliate of the foregoing Persons.
Section 5.4    Expenses.
(a)    Subject to the arrangement contemplated by Section 5.2(f), the Partnership shall pay, or shall reimburse the General Partner for, all costs and expenses arising in connection with the organization and operations of the Partnership.
(b)    Any withholding taxes payable by the Partnership, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, shall be allocated among and debited against the Capital Accounts of only those Partners on whose behalf such payments are made or whose particular circumstances gave rise to such payments in accordance with Section 4.3.
Section 5.5    Rights of Limited Partners.
(a)    Limited Partners shall have no right to take part in the management or control of the Partnership’s business, nor shall they have any right or authority to act for the Partnership or to vote on matters other than as set forth in this Agreement or as required by applicable law.
(b)    Without limiting the generality of the foregoing, the General Partner shall have the full and exclusive authority, without the consent of any Limited Partner, to compromise the obligation of any Limited Partner to make a capital contribution or to return money or other property paid or distributed to such Limited Partner in violation of the Act.
(c)    Nothing in this Agreement shall entitle any Partner to any compensation for services rendered to or on behalf of the Partnership as an agent or in any other capacity, except for any amounts payable in accordance with this Agreement.
(d)    Subject to the Fund LP Agreements and to full compliance with AGM’s code of ethics and other written policies relating to personal investment transactions, membership in the Partnership shall not prohibit a Limited Partner from purchasing or selling as a passive investor any interest in any asset.
Section 5.6    Other Activities of General Partner. Nothing in this Agreement shall prohibit the General Partner from engaging in any activity other than acting as General Partner hereunder.
Section 5.7    Duty of Care; Indemnification.
(a)    The General Partner (including, without limitation, for this purpose each former and present director, officer, manager, member, employee and stockholder of the General Partner), the Tax Matters Partner, the Partnership Representative and each Limited Partner (including any former Limited Partner) in his capacity as such, and to the extent such Limited Partner participates, directly or indirectly, in the Partnership’s activities, whether or not a Retired Partner (each, a “Covered Person” and collectively, the “Covered Persons”), shall not be liable to the Partnership or to any of the other Partners for any loss, claim, damage or liability occasioned by any acts or omissions in the performance of his services hereunder, unless it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such loss, claim, damage or liability is due to an act or omission of a Covered Person (i) made in bad faith or with criminal intent, or (ii) that adversely affected any Fund and that failed to satisfy the duty of care owed pursuant to the applicable Fund LP Agreement or as otherwise required by law.
(b)    A Covered Person shall be indemnified to the fullest extent permitted by law by the Partnership against any losses, claims, damages, liabilities and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) incurred by or imposed upon him by reason of or in connection with any action taken or omitted by such Covered Person arising out of the Covered Person’s status as a Partner or his activities on behalf of the Partnership, including in connection with any action, suit, investigation or proceeding before any judicial, administrative, regulatory or legislative body or agency to which it may be made a party or otherwise involved or with which it shall be threatened by reason of being or having been the General Partner, the Tax Matters Partner, the Partnership Representative or a Limited Partner or by reason of serving or having served, at the request of the Partnership in its capacity as Fund General Partner of the Funds, as a director, officer, consultant, advisor, manager, member or partner of any enterprise in which any of the Funds has or had a financial interest, including Portfolio Companies; provided, that the Partnership may, but shall not be required to, indemnify a Covered Person with respect to any matter as to which there has been a Final Adjudication that his acts or his failure to act (i) were in bad faith or with criminal intent, or (ii) were of a nature that makes indemnification by the Funds unavailable. The right to indemnification granted by this Section 5.7 shall be in addition to any rights to which a Covered Person may otherwise be entitled and shall inure to the benefit of the successors by operation of law or valid assigns of such Covered Person. The Partnership shall pay the expenses incurred by a Covered Person in defending a civil or criminal action, suit, investigation or proceeding in advance of the final disposition of such action, suit, investigation or proceeding, upon receipt of an undertaking by the Covered Person to repay such payment if there shall be a Final Adjudication that he is not entitled to indemnification as provided herein. In any suit brought by the Covered Person to enforce a right to indemnification hereunder it shall be a defense that the Covered Person has not met the applicable standard of conduct set forth in this Section 5.7, and in any suit in the name of the Partnership to recover expenses advanced pursuant to the terms of an undertaking the Partnership shall be entitled to recover such expenses upon Final Adjudication that the Covered Person has not met the applicable standard of conduct set forth in this Section 5.7. In any such suit brought to enforce a right to indemnification or to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to an advancement of expenses, shall be on the Partnership (or any Limited Partner acting derivatively or otherwise on behalf of the Partnership or the Limited Partners). The General Partner may not satisfy any right of indemnity or reimbursement granted in this Section 5.7 or to which it may be otherwise entitled except out of the assets of the Partnership (including, without limitation, insurance proceeds and rights pursuant to indemnification agreements), and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement. The General Partner may enter into appropriate indemnification agreements and/or arrangements reflective of the provisions of this Article  V and obtain appropriate insurance coverage on behalf and at the expense of the Partnership to secure the Partnership’s indemnification obligations hereunder and may enter into appropriate indemnification agreements and/or arrangements reflective of the provisions of this Article  V. Each Covered Person shall be deemed a third party beneficiary (to the extent not a direct party hereto) to this Agreement and, in particular, the provisions of this Article V, and shall be entitled to the benefit of the indemnity granted to the Partnership by each of the Funds pursuant to the terms of the Fund LP Agreements.
(c)    To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Partners, the Covered Person shall not be liable to the Partnership or to any Partner for his good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity to the Partnership or the Partners, are agreed by the Partners to replace such other duties and liabilities of each such Covered Person.
(d)    Notwithstanding any of the foregoing provisions of this Section 5.7, the Partnership may, but shall not be required to, indemnify (i) a Retired Partner (or any other former Limited Partner) with respect to any claim for indemnification or advancement of expenses arising from any conduct occurring more than six months after the date of such Person’s retirement (or other withdrawal or departure), or (ii) a Limited Partner with respect to any claim for indemnification or advancement of expenses as a director, officer or agent of any Portfolio Company to the extent arising from conduct in such capacity occurring more than six months after the complete disposition of such Portfolio Company by the Fund.
ARTICLE VI
ADMISSIONS, TRANSFERS AND WITHDRAWALS
Section 6.1    Admission of Additional Limited Partners; Effect on Points.
(a)    The General Partner may at any time admit as an additional Limited Partner any Person who has agreed to be bound by this Agreement and may assign Points to such Person and/or increase the Points of any existing Limited Partner, in each case, subject to and in accordance with Section 7.1.
(b)    Each additional Limited Partner shall execute (i) either a counterpart to this Agreement or a separate instrument evidencing, to the satisfaction of the General Partner, such Limited Partner’s intent to become a Limited Partner, and (ii) the documents contemplated by Section 7.1(b), and shall be admitted as a Limited Partner upon such execution.
Section 6.2    Admission of Additional General Partner.    The General Partner may admit one or more additional general partners at any time without the consent of any Limited Partner, other than the Required Voting Partners if such additional general partner is not an Affiliate of AGM. No reduction in the Points of any Limited Partner shall be made as a result of the admission of an additional general partner or the increase in the Points of any general partner without the consent of such Limited Partner. Any additional general partner shall be admitted as a general partner upon its execution of a counterpart signature page to this Agreement.
Section 6.3    Transfer of Interests of Limited Partners.
(a)    No Transfer of any Limited Partner’s interest in the Partnership, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Limited Partner, unless the prior written consent of the General Partner has been obtained, which consent may be given or withheld by the General Partner. Notwithstanding the foregoing, any Limited Partner may Transfer to any Related Party of such Limited Partner all or part of such Limited Partner’s interest in the Partnership (subject to continuing obligations of such Limited Partner, including, without limitation, vesting and restrictive covenants); provided, that the Transfer has been previously approved in writing by the General Partner, such approval not to be unreasonably withheld. In the event of any Transfer, all of the conditions of the remainder of this Section 6.3 must also be satisfied.
(b)    A Limited Partner or his legal representative shall give the General Partner notice before the proposed effective date of any voluntary Transfer and within 30 days after any involuntary Transfer, and shall provide sufficient information to allow legal counsel acting for the Partnership to make the determination that the proposed Transfer shall not result in any of the following consequences:
(i)    require registration of the Partnership or any interest therein under any securities or commodities laws of any jurisdiction;
(ii)    result in a termination of the Partnership under section 708(b)(1)(B) of the Code or jeopardize the status of the Partnership as a partnership for United States federal income tax purposes; or
(iii)    violate, or cause the Partnership, the General Partner or any Limited Partner to violate, any applicable law, rule or regulation of any jurisdiction.
Such notice must be supported by proof of legal authority and a valid instrument of assignment acceptable to the General Partner.
(c)    In the event any Transfer permitted by this Section 6.3 shall result in multiple ownership of any Limited Partner’s interest in the Partnership, the General Partner may require one or more trustees or nominees to be designated to represent a portion of the interest transferred or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferees have pursuant to the provisions of this Agreement.
(d)    A permitted transferee shall be entitled to the allocations and distributions attributable to the interest in the Partnership transferred to such transferee and to Transfer such interest in accordance with the terms of this Agreement; provided, that such transferee shall not be entitled to the other rights of a Limited Partner as a result of such transfer until he becomes a substituted Limited Partner. No transferee may become a substituted Limited Partner except with the prior written consent of the General Partner (which consent may be given or withheld by the General Partner). Such transferee shall be admitted to the Partnership as a substituted Limited Partner upon execution of a counterpart of this Agreement or such other instrument evidencing, to the satisfaction of the General Partner, such Limited Partner’s intent to become a Limited Partner. Notwithstanding the above, the Partnership and the General Partner shall incur no liability for allocations and distributions made in good faith to the transferring Limited Partner until a written instrument of Transfer has been received and accepted by the Partnership and recorded on its books and the effective date of the Transfer has passed.
(e)    Any other provision of this Agreement to the contrary notwithstanding, to the fullest extent permitted by law, any successor or transferee of any Limited Partner’s interest in the Partnership shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section 6.3, the General Partner may require the transferee to make certain representations and warranties to the Partnership and Partners and to accept, adopt and approve in writing all of the terms and provisions of this Agreement.
(f)    In the event of a Transfer or in the event of a distribution of assets of the Partnership to any Partner, the Partnership, at the direction of the General Partner, may, but shall not be required to, file an election under section 754 of the Code and in accordance with the applicable Treasury Regulations, to cause the basis of the Partnership’s assets to be adjusted as provided by section 734 or 743 of the Code.
(g)    The Partnership shall maintain books for the purpose of registering the transfer of partnership interests in the Partnership. No transfer of a partnership interest shall be effective until the transfer of the partnership interest is registered upon books maintained for that purpose by or on behalf of the Partnership.
(h)    In the event of a Transfer of all of a Limited Partner’s interest in the Partnership, such Limited Partner shall remain liable to the Partnership as contemplated by Section 4.3(b) and shall, if requested by the General Partner, expressly acknowledge such liability in such agreements as may be entered into by such Limited Partner in connection with such Transfer.
Section 6.4    Withdrawal of Partners.
A Partner in the Partnership may not withdraw from the Partnership prior to its dissolution. For the avoidance of doubt, any Limited Partner who transfers to a Related Party such Limited Partner’s entire remaining entitlement to allocations and distributions shall remain a Limited Partner, notwithstanding the admission of the transferee Related Party as a Limited Partner, for as long as the transferee Related Party remains a Limited Partner.
Section 6.5    Pledges.
(a)    A Limited Partner shall not pledge or grant a security interest in such Limited Partner’s interest in the Partnership unless the prior written consent of the General Partner has been obtained (which consent may be given or withheld by the General Partner).
(b)    Notwithstanding Section 6.5(a) and subject to the requirements of applicable law, any Limited Partner may grant to a bank or other financial institution a security interest in such part of such Limited Partner’s interest in the Partnership as relates solely to the right to receive distributions of Operating Profit in the ordinary course of obtaining bona fide loan financing to fund his contributions to the capital of the Partnership or Co-Investors (A). If the interest of the Limited Partner in the Partnership or Co-Investors (A) or any portion thereof in respect of which a Limited Partner has granted a security interest ceases to be owned by such Limited Partner in connection with the exercise by the secured party of remedies resulting from a default by such Limited Partner or upon the occurrence of such similar events with respect to such Limited Partner’s interest in Co-Investors (A), such interest of the Limited Partner in the Partnership or portion thereof shall thereupon become a non-voting interest and the holder thereof shall not be entitled to vote on any matter pursuant to this Agreement and, if applicable, shall no longer be considered a Voting Partner for purposes of this Agreement.
(c)    For purposes of the grant, pledge, attachment or perfection of a security interest in a partnership interest in the Partnership or otherwise, each such partnership interest shall constitute a “security” within the meaning of, and governed by, (i) article 8 of the Uniform Commercial Code (including section 8‑102(a)(15) thereof) as in effect from time to time in the State of Delaware (the “DEUCC”), and (ii) article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
(d)    Any partnership interest in the Partnership may be evidenced by a certificate issued by the Partnership in such form as the General Partner may approve. Every certificate representing an interest in the Partnership shall bear a legend substantially in the following form:
Each partnership interest constitutes a “security” within the meaning of, and governed by, (i) article 8 of the Uniform Commercial Code (including section 8‑102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.
THE TRANSFER OF THIS CERTIFICATE AND THE PARTNERSHIP INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, dated February 14, 2017 and effective as of March 18, 2016, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME.
(e)    Each certificate representing a partnership interest in the Partnership shall be executed by manual or facsimile signature of the General Partner on behalf of the Partnership.
(f)    Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of article 8 of the DEUCC, such provision of article 8 of the DEUCC shall control.
ARTICLE VII
ALLOCATION OF POINTS; ADJUSTMENTS OF POINTS
AND RETIREMENT OF PARTNERS
Section 7.1    Allocation of Points.
(a)    Points may be allocated to a new Limited Partner and/or adjusted for any existing Limited Partner, in each case, solely in accordance with the terms and conditions set forth herein. Notwithstanding anything to the contrary herein, there shall be a maximum of 2,000 Points available for issuance with respect to each Portfolio Investment.
(b)    Unless otherwise agreed by the General Partner, the allocation of Points to any Limited Partner shall not become effective until:
(i)    the receipt of the following documents, in form and substance satisfactory to the General Partner, executed by such Limited Partner: (A) a customary and standard guarantee or guarantees, for the benefit of Fund investors, of the Limited Partner’s Clawback Share of the Partnership’s obligation to make Clawback Payments, and (B) a customary and standard undertaking to reimburse APH for any payment made by it (or by another AGM Affiliate) that is attributable to such Limited Partner’s Clawback Share of any Clawback Payment; and
(ii)    the effective date of the acceptance by Co-Investors (A) of a capital commitment from such Limited Partner (or his Related Party, as applicable) in an amount equal to the percentage of total Fund commitments specified in the Points Award Memo delivered to such Limited Partner by the General Partner. Upon the occurrence of a material default, after the expiration of the applicable cure period set forth in section 4.2 of the Co-Investors (A) Partnership Agreement, in the obligation to contribute capital to Co-Investors (A) in accordance with the Co-Investors (A) Partnership Agreement by a Limited Partner, the General Partner may reduce or eliminate the Points of any such Limited Partner (including the Vested Points of any Retired Partner); and
(iii)    if the Limited Partner is not the individual participant to whom all of the Restrictive Covenants apply, the receipt of an undertaking, in form and substance satisfactory to the General Partner, executed by such participant to comply with the Restrictive Covenants and an acknowledgement of an agreement to the matters set forth in Section 9.1.
(c)    The number of Account Points allocated to a Team Member shall not be reduced except as expressly set forth in Section 2.8(c), 7.1(b)(ii), 7.1(f), 7.3 and 9.1(b).
(d)    The General Partner shall maintain on the books and records of the Partnership a record of the number of Points allocated to each Partner and shall give notice to each Limited Partner of the number of such Limited Partner’s Account Points upon admission to the Partnership of such Limited Partner and promptly upon any change in such Limited Partner’s Points pursuant to this Article  VII and such notice shall include the calculations used by the General Partner to determine the amount of any such reduction.
(e)    In the event that the General Partner in good faith enters into an agreement pursuant to which a Person other than AGM or a subsidiary of AGM would receive a distribution of Operating Profit relating to one or more, but not all, specified Portfolio Investments that would be made prior to any distribution of Operating Profit with respect to the same Portfolio Investment for Team Members or their Related Parties (a “Priority Distribution”), distributions to Partners of Operating Profit with respect to such Portfolio Investment must be commenced following the Priority Distribution at the same time to all Partners, in each case, in accordance with Section 4.1(b).
(f)    Account Points may be prospectively adjusted upward or downward on an annual basis beginning on the second anniversary of the date on which such Account Points are awarded. If a Limited Partner’s Account Points are reduced in an aggregate cumulative amount of at least 10% of the highest number of Account Points held by such Limited Partner at any time, the General Partner shall arrange for such Limited Partner’s capital commitment to Co-Investors (A) to be reduced to an amount that is proportionate to such Limited Partner’s Account Points; provided, that if a Limited Partner’s Account Points are subsequently increased, the General Partner shall arrange for such Limited Partner’s capital commitment to Co-Investors (A) to be increased to an amount that is proportionate to such Limited Partner’s Account Points.
Section 7.2    Retirement of Partner.
(a)    A Limited Partner shall become a Retired Partner upon:
(i)    delivery to such Limited Partner of a notice by the General Partner terminating such Limited Partner’s employment by AGM or an Affiliate thereof, unless otherwise determined by the General Partner;
(ii)    delivery by such Limited Partner of a notice to the General Partner, AGM or an Affiliate thereof stating that such Limited Partner elects to resign from or otherwise terminate his or her employment by or service to AGM or an Affiliate thereof; or
(iii)    the death of the Limited Partner, whereupon the estate of the deceased Limited Partner shall be treated as a Retired Partner in the place of the deceased Limited Partner, or the Disability of the Limited Partner.
(b)    If (i) a Limited Partner becomes a Retired Partner for a reason other than an election to resign from employment by or service to AGM or an Affiliate or involuntary termination of employment or service by reason of a Bad Act and (ii) such Limited Partner’s Account Points are reduced upon retirement pursuant to Section 7.3, upon the request of such Retired Partner, the General Partner shall arrange for such Limited Partner’s capital commitment to Co-Investors (A) to be reduced to an amount that is proportionate to such Limited Partner’s Vested Account Points. Otherwise, if a Limited Partner’s Points with respect to a Plan Year are reduced upon retirement pursuant to Section 7.3, the General Partner may, but shall not be required to, arrange for such Limited Partner’s capital commitment to Co-Investors (A) to be reduced to an amount that is proportionate to such Limited Partner’s Vested Account Points. Any compulsory or discretionary decrease in the proportionate capital commitment to Co-Investors (A) shall apply only to new Portfolio Investments of the Fund made on or after the date the General Partner arranges for such decreased commitment. Such decreased commitment shall not apply to any additional investments relating to a Portfolio Investment made prior to the date the General Partner arranges for such decreased commitment. A Limited Partner’s capital commitment to Co-Investors (A) shall not be otherwise reduced or released as a result of a Limited Partner becoming a Retired Partner.
(c)    Nothing in this Agreement shall obligate the General Partner to treat Retired Partners alike, and the exercise of any power or discretion by the General Partner in the case of any one such Retired Partner shall not create any obligation on the part of the General Partner to take any similar action in the case of any other such Retired Partner, it being understood that any power or discretion conferred upon the General Partner shall be treated as having been so conferred as to each such Retired Partner separately.
Section 7.3    Effect of Retirement on Points.
(a)    The Points of any Limited Partner who becomes a Retired Partner shall be reduced automatically to (i) zero, if such retirement is the consequence of a Bad Act and (ii) otherwise, an amount equal to such Limited Partner’s Vested Points calculated as of the Retirement Date. Any such reduction shall be effective as of the Retirement Date or such subsequent date as may be determined by the General Partner; provided, that the General Partner may agree to a lesser reduction (or to no reduction) of the Points of any such Limited Partner who becomes a Retired Partner.
(b)    If one or more Partners or Retired Partners is assigned additional Points and such Partner or Retired Partner and the General Partner agree in connection with such assignment that such assignment may be, for purposes of section 83 of the Code, a transfer in connection with the performance of services of an interest that would not qualify as a “profits interest” within the meaning of IRS Revenue Procedure 93-27, then to the extent mutually agreed by such Partner or Retired Partner and the General Partner, the Partnership may make such adjustments to the amounts allocated and distributed to such Partner or Retired Partner with respect to such interest (and corresponding adjustments to other allocations and distributions for Partners and Retired Partners as determined by the General Partner) so as to cause such interest to qualify as a “profits interest” within the meaning of IRS Revenue Procedure 93-27.
ARTICLE VIII
DISSOLUTION AND LIQUIDATION
Section 8.1    Dissolution and Liquidation of Partnership.
(a)    Upon dissolution of the Partnership in accordance with the Act, the General Partner shall liquidate the business and administrative affairs of the Partnership, except that, if the General Partner is unable to perform this function, a liquidator may be elected by a majority in interest (determined by Account Points) of Limited Partners and upon such election such liquidator shall liquidate the Partnership. Capital Profit and Capital Loss, Operating Profit and Operating Loss during the Fiscal Years that include the period of liquidation shall be allocated pursuant to Section 3.4. The proceeds from liquidation shall be distributed in the following manner:
(i)    first, the debts, liabilities and obligations of the Partnership including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Partnership’s assets to the Partners has been completed, shall be satisfied (whether by payment or by making reasonable provision for payment thereof); and
(ii)    thereafter, the Partners shall be paid amounts pro rata in accordance with and up to the positive balances of their respective Capital Accounts, as adjusted pursuant to Article III.
(b)    Anything in this Section 8.1 to the contrary notwithstanding, the General Partner or liquidator may distribute ratably in kind rather than in cash, upon dissolution, any assets of the Partnership in accordance with the priorities set forth in Section 8.1(a), provided, that if any in kind distribution is to be made the assets distributed in kind shall be valued as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 8.1(a).
ARTICLE IX
GENERAL PROVISIONS
Section 9.1    Restrictive Covenants of Limited Partners.
(a)    Each Limited Partner hereby undertakes and agrees to comply with the Restrictive Covenants. Each Limited Partner acknowledges that the General Partner would not have assigned any Points to such Limited Partner if it had not agreed to be bound by such covenants.
(b)    Each Limited Partner agrees and acknowledges that each Restrictive Covenant is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of AGM and its Affiliates, imposes no undue hardship on such Limited Partner or its Related Parties, is not injurious to the public, and that any violation of any of the Restrictive Covenants shall be specifically enforceable in any court with jurisdiction upon short notice. If any provision of the Restrictive Covenants as applied to a Limited Partner or to any circumstance is adjudged by a court or arbitral tribunal to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of the Restrictive Covenants. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, each Limited Partner agrees that the court or arbitral tribunal making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, to the extent necessary to permit enforcement, and, in its reduced form, such provision shall then be enforceable and shall be enforced. Each Limited Partner agrees and acknowledges that any such breach of any provision of the Restrictive Covenants will cause irreparable injury to AGM and its Affiliates, and upon breach of any provision of the Restrictive Covenants, the General Partner, AGM and/or its Affiliates, as applicable, shall be entitled to injunctive relief, specific performance or other equitable relief; provided, that this shall in no way limit any other remedies available to the General Partner, AGM or its Affiliates. Notwithstanding the foregoing, to the extent that an arbitral tribunal or court of competent jurisdiction makes a final determination that any restrictive covenant regarding noncompetition or non-interference contained in the Restrictive Covenants is unenforceable as a matter of law as applied to any Limited Partner, upon such determination the General Partner, AGM and/or its Affiliates shall not seek to enjoin such Limited Partner from engaging in an activity precluded by such provision (or to otherwise pursue proceedings to enforce such provision) but if the General Partner determines in good faith that such Limited Partner has breached any such noncompetition provision or materially breached any such non-interference provision, the General Partner shall provide such Limited Partner with written notice thereof, and such Limited Partner shall have fifteen Business Days to cure such breach. If such breach is not cured within such period, such Limited Partner shall forfeit all rights to any Points without payment of any consideration in respect thereof. The Restrictive Covenants shall specifically survive the retirement of a Limited Partner and the termination of this Agreement.
Section 9.2    Strategic Partnership Carried Interest related to the Fund. To the extent that (a) the strategic partnership or managed account set forth on Exhibit B (the “Strategic Partnership”) invests in or co-invests with the Fund, either directly or through a special purpose vehicle of the Strategic Partnership, and (b) its general partner or any other AGM entity derives any carried interest distribution or incentive allocation attributable to such investment or co-investments, AGM and the General Partner shall cause such carried interest distribution or incentive allocation (as adjusted, as necessary, taking into account the arrangements described in the next sentence of this Section 9.2) to be allocated and distributed among holders of Points in accordance with the provisions regarding Operating Profit received by or allocated to the Partnership, but without duplication, either by causing the Partnership to hold an equity or tracking interest in the entity deriving such carried interest or incentive allocation or in some other manner reasonably calculated to accomplish the intent of this provision. The Partners hereby acknowledge and understand that nothing contained herein shall restrict the right of the General Partner, AGM or any of its Affiliates to implement procedures or methodologies for the purpose of giving effect to the foregoing, including to (i) take into account any preferred return and target hurdles, (ii) apply any netting arrangements with respect to any fees or charges, including management fees, carried interest or incentive allocations, in respect of the Strategic Partnership across all or any portion of the investments or co-investments made by the Strategic Partnership, and (iii) provide for holdbacks, escrows or similar reserves for the purpose of satisfying givebacks, clawbacks and similar obligations, or provide for other reserves or holdbacks determined to be appropriate by the General Partner, AGM, any of its Affiliates or the ultimate general partner of such Strategic Partnership, in each case, acting in good faith.
Section 9.3    Amendment of Partnership Agreement and Co-Investors (A) Partnership Agreement.
(a)    The General Partner may amend this Agreement at any time, in whole or in part, without the consent of any Limited Partner by giving notice of such amendment to any Limited Partner whose rights or obligations as a Limited Partner pursuant to this Agreement are changed thereby; provided, that any amendment that would effect a materially adverse change in the contractual rights or obligations of a Partner (such rights or obligations determined without regard to the amendment power reserved herein) may only be made if the written consent of such Partner is obtained prior to the effectiveness thereof; provided, that any amendment that increases a Partner’s obligation to contribute to the capital of the Partnership or increases such Partner’s Clawback Share shall not be effective with respect to such Partner, unless such Partner consents thereto in advance in writing. Notwithstanding the foregoing, the General Partner may amend this Agreement at any time, in whole or in part, without the consent of any Limited Partner to enable the Partnership to (i) comply with the requirements of the “Safe Harbor” Election within the meaning of the Proposed Revenue Procedure of Notice 2005-43, 2005-24 IRB 1, Proposed Treasury Regulation section 1.83-3(e)(1) or Proposed Treasury Regulation section 1.704-1(b)(4)(xii) at such time as such proposed Procedure and Regulations are effective and to make any such other related changes as may be required by pronouncements or Treasury Regulations issued by the Internal Revenue Service or Treasury Department after the date of this Agreement and (ii) enable, when applicable, the Partnership (or the Partnership Representative) to comply with the BBA Audit Rules or to make any elections or take any other actions available thereunder. An adjustment of Points shall not be considered an amendment to the extent effected in compliance with the provisions of Section 7.1 or Section 7.3 as in effect on the date hereof or as hereafter amended in compliance with the requirements of this Section 9.3(a) or relating to future Plan Years. The General Partner’s approval of or consent to any transaction resulting in the substitution of another Person in place of the Partnership as the managing or general partner of any of the Funds or any change to the scheme of distribution under any of the Fund LP Agreements that would have the effect of reducing the Partnership’s allocable share of the Net Income of any Fund shall require the consent of any Limited Partner adversely affected thereby.
(b)    Notwithstanding the provisions of this Agreement, including Section 9.3(a), it is hereby acknowledged and agreed that the General Partner on its own behalf or on behalf of the Partnership without the approval of any Limited Partner or any other Person may enter into one or more side letters or similar agreements with one or more Limited Partners which have the effect of establishing rights under, or altering or supplementing the terms of this Agreement. The parties hereto agree that any terms contained in a side letter or similar agreement with one or more Limited Partners shall govern with respect to such Limited Partner or Limited Partners notwithstanding the provisions of this Agreement. Any such side letters or similar agreements shall be binding upon the Partnership or the General Partner, as applicable, and the signatories thereto as if the terms were contained in this Agreement, but no such side letter or similar agreement between the General Partner and any Limited Partner or Limited Partners and the Partnership shall adversely amend the contractual rights or obligations of any other Limited Partner without such other Limited Partner’s prior consent.
(c)    The provisions of this Agreement that affect the terms of the Co-Investors (A) Partnership Agreement applicable to Limited Partners constitute a “side letter or similar agreement” between each Limited Partner and the general partner of Co-Investors (A), which has executed this Agreement exclusively for purposes of confirming the foregoing.
(d)    This Agreement constitutes the entire agreement of the parties hereto and supersedes any other agreement thereof with respect to the subject matter hereof, except to the extent set forth in any side letter pursuant to Section 9.3(b) or the Points Award Memo.
Section 9.4    Special Power-of-Attorney.
(a)    Each Partner hereby irrevocably makes, constitutes and appoints the General Partner with full power of substitution, the true and lawful representative and attorney-in-fact, and in the name, place and stead of such Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:
(i)    any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 9.3);
(ii)    all such other instruments, documents and certificates which, in the opinion of legal counsel to the Partnership, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership as a limited partnership;
(iii)    all such instruments, certificates, agreements and other documents relating to the conduct of the investment program of any of the Funds which, in the opinion of such attorney-in-fact, in consultation with the legal counsel to the Funds, are reasonably necessary to accomplish the legal, regulatory and fiscal objectives of the Funds in connection with its or their acquisition, ownership and disposition of investments, including, without limitation:
(A)    the governing documents of any management entity formed as a part of the tax planning for any of the Funds and any amendments thereto; and
(B)    documents relating to any restructuring transaction with respect to any of the Funds’ investments, provided, that such documents referred to in clauses (A) and (B) above, viewed individually or in the aggregate, provide substantially equivalent financial and economic rights and obligations with respect to such Limited Partner and otherwise do not:
(1)    increase the Limited Partner’s overall financial obligation to make capital contributions with respect to the relevant Fund (directly or through any associated vehicle in which the Limited Partner holds an interest);
(2)    diminish the Limited Partner’s overall entitlement to share in profits and distributions with respect to the relevant Fund (directly or through any associated vehicle in which the Limited Partner holds an interest);
(3)    cause the Limited Partner to become subject to increased personal liability for any debts or obligations of the Partnership; or
(4)    otherwise result in an adverse change in the overall rights or obligations of the Limited Partner in relation to the conduct of the investment program of any of the Funds;
(iv)    any instrument or document necessary or advisable to implement the provisions of Section 3.9 of this Agreement, including, but not limited to, the limited partnership agreement of Apollo Special Situations Advisors (IH-A), L.P., a Cayman Islands exempted limited partnership, or any joinder in relation to such Partner’s admission as a partner of Apollo Special Situations Advisors (IH-A), L.P.;
(v)    any written notice or letter of resignation from any board seat or office of any Person (other than a company that has a class of equity securities registered under the United States Securities Exchange Act of 1934, as amended, or that is registered under the United States Investment Company Act of 1940, as amended), which board seat or office was occupied or held at the request of the Partnership or any of its Affiliates; and
(vi)    all such proxies, consents, assignments and other documents as the General Partner determines to be necessary or advisable in connection with any merger or other reorganization, restructuring or other similar transaction entered into in accordance with this Agreement (including the provisions of Section 9.8(c)).
(b)    Each Limited Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without his consent. If an amendment of the Certificate or this Agreement or any action by or with respect to the Partnership is taken by the General Partner in the manner contemplated by this Agreement, each Limited Partner agrees that, notwithstanding any objection which such Limited Partner may assert with respect to such action, the General Partner is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each other Partner will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Partnership. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the General Partner and as such:
(i)    shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Partnership or the General Partner shall have had notice thereof; and
(ii)    shall survive any Transfer by a Limited Partner of the whole or any portion of its interest in the Partnership, except that, where the transferee thereof has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, this power-of-attorney given by the transferor shall survive such Transfer for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.
Section 9.5    Good Faith; Discretion.
To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement the General Partner is permitted or required to make a decision (a) in its “sole discretion” or “discretion,” the General Partner shall be entitled to consider only such interests and factors as it desires, including its and its Affiliates’ own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (b) in its “good faith” or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standard.
Section 9.6    Notices.
Any notice required or permitted to be given under this Agreement shall be in writing. A notice to the General Partner shall be directed to the attention of Leon D. Black with a copy to the general counsel of the Partnership. A notice to a Limited Partner shall be directed to such Limited Partner’s last known residence as set forth in the books and records of the Partnership or its Affiliates (a Limited Partner’s “Home Address”). A notice shall be considered given when delivered to the addressee either by hand at his Partnership office or electronically to the primary e-mail account supplied by the Partnership or its Affiliates for AGM business communications, except that a notice to a Retired Partner or a notice demanding cure of a Bad Act shall be considered given only when delivered by hand, by a recognized overnight courier, or by mailing with the United States Postal System by regular mail to such Retired Partner’s Home Address.
Section 9.7    Agreement Binding Upon Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors by operation of law, but the rights and obligations of the Partners hereunder shall not be assignable, transferable or delegable except as expressly provided herein, and any attempted assignment, transfer or delegation thereof that is not made in accordance with such express provisions shall be void and unenforceable.
Section 9.8    Merger, Consolidation, Etc.
(a)    Subject to Section 9.8(b) and Section 9.8(c), the Partnership may merge or consolidate with or into one or more limited partnerships formed under the Act or other business entities (as defined in section 17-211 of the Act) pursuant to an agreement of merger or consolidation which has been approved by the General Partner.
(b)    Subject to Section 9.8(c) but notwithstanding any other provision to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 9.8(a) may, to the extent permitted by section 17-211(g) of the Act and Section 9.8(a), (i) effect any amendment to this Agreement, (ii) effect the adoption of a new partnership agreement for the Partnership if it is the surviving or resulting limited partnership in the merger or consolidation, or (iii) provide that the partnership agreement of any other constituent limited partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) shall be the partnership agreement of the surviving or resulting limited partnership.
(c)    The General Partner shall have the power and authority to approve and implement any merger, consolidation or other reorganization, restructuring or similar transaction without the consent of any Limited Partner, other than any Limited Partner with respect to which the General Partner has determined that such transaction will, or is more likely than not to, result in any material adverse change in the financial and other material rights such Limited Partner conferred by this Agreement and any side letter or similar agreement entered into pursuant to Section 9.3(b) or the imposition of any material new financial obligation on such Limited Partner. Subject to the foregoing, the General Partner may require one or more of the Limited Partners to sell, exchange, transfer or otherwise dispose of their interests in the Partnership in connection with any such transaction, and each Limited Partner shall take such action as may be directed by the General Partner to effect any such transaction.
Section 9.9    Governing Law; Dispute Resolution.
(a)    This Agreement, and the rights and obligations of each and all of the Partners hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws rules thereof.
(b)    Subject to Section 9.9(c), any dispute, controversy, suit, action or proceeding arising out of or relating to this Agreement (including any Points Award Memo or other ancillary documentation) other than injunctive relief, shall be settled exclusively by confidential arbitration, conducted before a single arbitrator in New York County, New York (applying Delaware law) in accordance with, and pursuant to, the applicable rules of JAMS (“JAMS”). The decision of the arbitrator shall be final and binding upon the parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Either party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the United States Federal Arbitration Act or the New York Arbitration Act. The party that is determined by the arbitrator not to be the prevailing party shall pay all of the JAMS administrative fees, the arbitrator’s fee and expenses. Each party shall be responsible for such party’s attorneys’ fees. If neither party is so determined, such fees shall be shared. Each party shall be responsible for such party’s attorneys’ fees. IF THIS AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTNER AND THE PARTNERSHIP WAIVE AND COVENANT THAT THE PARTNER AND THE PARTNERSHIP SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE PARTNERSHIP OR ANY OF ITS AFFILIATES OR THE PARTNER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTNERSHIP AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTNER, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER THIS AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
(c)    Nothing in this Section 9.9 shall prevent the General Partner or a Limited Partner from applying to a court for preliminary or interim relief or permanent injunction in a judicial proceeding (e.g., injunction or restraining order), in addition to and not in lieu of any other remedy to which it may be entitled at law or in equity, if such relief from a court is necessary to preserve the status quo pending resolution or to prevent serious and irreparable injury in connection with any breach or anticipated breach of covenants applicable pursuant to Section 9.1; provided, that all parties explicitly waive all rights to seek preliminary, interim, injunctive or other relief in a judicial proceeding and all parties submit to the exclusive jurisdiction of the forum described in Section 9.9(b) hereto for any dispute or claim concerning continuing entitlement to distributions or other payments, even if such dispute or claim involves or relates to Section 9.1. For the purposes of this Section 9.9(c), each party hereto consents to the exclusive jurisdiction and venue of the courts of the state and federal courts within the County of New York in the State of New York.
Section 9.10    Termination of Right of Action.
Every right of action arising out of or in connection with this Agreement by or on behalf of any past, present or future Partner or the Partnership against any past, present or future Partner shall, to the fullest extent permitted by applicable law, irrespective of the place where the action may be brought and irrespective of the residence of any such Partner, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.
Section 9.11    Not for Benefit of Creditors.
The provisions of this Agreement are intended only for the regulation of relations among Partners and between Partners and former or prospective Partners and the Partnership. This Agreement is not intended for the benefit of any Person who is not a Partner other than the Covered Persons, who shall be third party beneficiaries hereto, and no rights are intended to be granted to any other Person who is not a Partner under this Agreement.
Section 9.12    Reports.
As soon as practicable after the end of each taxable year, the General Partner shall furnish to each Limited Partner (a) such information as may be required to enable each Limited Partner to properly report for United States federal and state income tax purposes his distributive share of each Partnership item of income, gain, loss, deduction or credit for such year, and (b) a statement of the total amount of Operating Profit or Operating Loss for such year, including a copy of the United States Internal Revenue Service Schedule “K-1” issued by the Partnership to such Limited Partner, and a reconciliation of any difference between (i) such Operating Profit or Operating Loss, and (ii) the aggregate net profits or net losses allocated by the Funds to the Partnership for such year (other than any difference attributable to the aggregate Capital Profit or Capital Loss allocated by the Funds to the Partnership for such year).
Section 9.13    Filings.
The Partners hereby agree to take any measures necessary (or, if applicable, refrain from any action) to ensure that the Partnership is treated as a partnership for federal, state and local income tax purposes.
Section 9.14    Headings, Gender, Etc.
The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. As used herein, masculine pronouns shall include the feminine and neuter, and the singular shall be deemed to include the plural.
Section 9.15    Corporate Clawback.
Notwithstanding any other provision herein contained, to the extent mandated by applicable law and/or as set forth in a written clawback policy, any amounts distributed with respect to Points (whether or not vested) may be subject to such policy, unless otherwise required by law, to the extent such policy was in effect on and as of the date the applicable Points were awarded.
Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
General Partner:

APOLLO SPECIAL SITUATIONS ADVISORS GP, LLC

By:             /s/ Laurie D. Medley
    Name:     Laurie D. Medley
    Title:     Vice President
Limited Partners:

APH HOLDINGS, L.P.

By:     Apollo Principal Holdings III GP, Ltd.,
    its general partner

By:             /s/ Laurie D. Medley
    Name:     Laurie D. Medley
    Title:     Vice President
Each person who shall sign an Execution Page and who shall be accepted by the General Partner to the Partnership

Solely for purposes of Section 9.3(c):

APOLLO CO-INVESTORS MANAGER, LLC

By:	/s/ Laurie D. Medley Name: Laurie D. Medley Title: Vice President